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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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3001 Colorado Boulevard, Denton, Texas 76210

To our Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 24, 2008, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 3 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

James G. Berges Chairman of the Board

December 7, 2007

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

        The annual meeting of stockholders of Sally Beauty Holdings, Inc. will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 24, 2008, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  The election of four directors for a three-year term; and

  (2)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2008.

        Only stockholders of record at the close of business on November 28, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary

December 7, 2007

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 3 of this Proxy Statement for instructions on how to obtain an admission ticket. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

i

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Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 24, 2008

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 24, 2008. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until the annual meeting begins at 9:00 a.m., local time, on January 24, 2008. This Proxy Statement and the accompanying proxy card were first mailed on or about December 7, 2007.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1 and FOR the proposal set forth in Proposal 2. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgments. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Sally Beauty Holdings, Inc. or its subsidiaries, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of the shares. We have retained Mellon Investor Services LLC to assist us with the solicitation of proxies for an estimated fee of approximately $5,500, plus normal expenses not expected to exceed $2,500.

OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on November 28, 2007 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 181,445,894 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting. Proxies or voting instructions returned by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers as to that matter, which we refer to as broker non-votes, will not be counted as votes on that matter.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1.    Nominees for available director positions must be elected by a plurality of the votes cast at the annual meeting. Abstentions will count as votes against the nominees. Broker non-votes will have no effect on the outcome of such vote because elections of directors are determined on the basis of votes cast, and broker non-votes are not counted as votes cast.

        Proposal 2.    Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions would count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote on the matter so proposed, unless otherwise provided in our Amended and Restated Certificate of Incorporation or Second Amended and Restated By-Laws or the Delaware General Corporation Law. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Vice President, Controller and Chief Accounting Officer and Greg Coffey, our Vice President and Treasurer, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.
What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

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If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

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If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

  •
  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

  •
  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

  •
  By Written Proxy.  All stockholders may vote by mailing the written proxy card.

  •
  By Telephone and Internet Proxy.  All stockholders of record may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

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  In Person.  All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.     What is the record date and what does it mean?

  The record date for the annual meeting is November 28, 2007. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the Class II director nominees to serve until the 2011 annual meeting, stockholders may:

  •
  vote in favor of all nominees,

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  vote to withhold votes from all nominees, or

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  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

8.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the three nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.     What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year, stockholders may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" proposal 2.

10.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted "FOR" proposals described in this proxy statement for which no specific instructions are given.

11.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will count as a vote against the nominees on Proposal 1 and as a vote against the proposal on Proposal 2. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1 and 2.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to our management, to monitor the performance and ethical behavior of our management, and to maximize the long-term financial return to our stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies.

        Background.    Sally Beauty Supply began as a single store in New Orleans in 1964 and was purchased in 1969 by our former parent company, Alberto-Culver Company, which we refer to as Alberto-Culver. On November 16, 2006, we separated from Alberto-Culver and became an independent company traded on the NYSE. Our separation from Alberto-Culver and its consumer products-focused business was pursuant to an investment agreement, dated as of June 19, 2006, as amended, among us, Alberto-Culver, CDRS Acquisition LLC, which we refer to as CDRS, and others. We were formed as a Delaware corporation in June of 2006 in connection with the separation transaction to be the ultimate parent of Sally Beauty Supply LLC and Beauty Systems Group LLC, or BSG, and other subsidiaries following the separation.

        In connection with our separation from Alberto-Culver, CDRS, and CD&R Parallel Fund VII, L.P., which we refer to as Parallel Fund and which we refer to together with CDRS as the CDR Investors, invested an aggregate of $575 million in cash equity, representing ownership subsequent to the separation of approximately 48% of the outstanding shares of our Common Stock on an undiluted basis.

        Composition.    Our Board of Directors consists of eleven individuals, in three staggered classes, as nearly equal in number as possible, seven of whom qualify as independent of us under the rules of the NYSE.

        Stockholders Agreement.    On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors and Mrs. Carol L. Bernick, Mr. Leonard H. Lavin and certain of our other stockholders, whom we refer to collectively as the Lavin family stockholders, entered into a stockholders agreement. The stockholders agreement provides that until the earlier of November 16, 2016 and the termination of the stockholders agreement, so long as the ownership percentage of the CDR Investors' and their affiliates' and their permitted transferees' shares of our Common Stock in the aggregate equals or exceeds the percentages set forth in the table below, CDRS will have the right to designate for nomination to our Board of Directors, a number of individuals, whom we refer to as CDRS designees, set forth opposite the applicable percentage:

Ownership Percentage	Number of Investor Designees
45% or greater	five individuals
less than 45% but equal to or greater than 35%	four individuals
less than 35% but equal to or greater than 25%	three individuals
less than 25% but equal to or greater than 15%	two individuals
less than 15% but equal to or greater than 5%	one individual

        In addition, the stockholders agreement provides that:

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  until the earlier of November 16, 2016 and the termination of the stockholders agreement, the CDRS designees who are members of the Nominating and Corporate Governance Committee of our Board of Directors (or if none remain, the remaining CDRS designees) will have the right to designate for nomination or appointment to our Board of Directors the individual to replace any CDRS designee upon his or her death, retirement, disqualification or removal (other than removal for cause) so long as CDRS has the right to designate such a member of our Board of Directors under the ownership percentages described above;

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  our Board of Directors will have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Finance Committee, each of which will have four members, at least two of whom will be CDRS designees;

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  each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be independent of us under the rules of the NYSE; and

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  a CDRS designee will chair our Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee and all other committees will be chaired by a non-CDRS designee.

        The governance provisions of the stockholders agreement will terminate upon the earlier to occur of November 16, 2016 and the date of termination of the stockholders agreement.

        The stockholders agreement also contains certain restrictions on the ability of the CDRS and the Lavin family stockholders to dispose of their shares of our Common Stock. In addition, in connection with the separation transactions, CDRS and the Lavin family stockholders agreed to certain restrictions on their ability to acquire shares of our Common Stock.

        Pursuant to our Second Amended and Restated By-Laws, our Board is "classified," which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of four directors whose terms expire in 2008.

        The terms of four directors, Kathleen J. Affeldt, Walter L. Metcalfe, Jr., Edward W. Rabin and Gary G. Winterhalter, will expire at the annual meeting in 2008. Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Ms. Affeldt and Messrs. Metcalfe, Rabin and Winterhalter for election to a term that will expire at the annual meeting in 2011.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

PROPOSAL 1 -- ELECTION OF DIRECTORS

        Our Board of Directors has nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2008 annual meeting, has furnished to us the following information with respect to his or her principal occupation or employment and principal directorships:

Class II — Directors with Terms Expiring in 2008

        Kathleen J. Affeldt, Director, age 59.    Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that Board's Compensation Committee. She currently serves as a director of BTE, Inc. and Whole Health, Inc.

        Walter L. Metcalfe, Jr., Director, age 68.    Mr. Metcalfe is the Senior Counsel of Bryan Cave LLP, an international law firm, and for ten years ending in September 2004 he served as its chairman and chief executive officer. Mr. Metcalfe, a former Chairman of the Board of Directors of the Federal Reserve Bank of St. Louis, holds a law degree from the University of Virginia where he was elected to the Order of the Coif.

        Edward W. Rabin, Director, age 61.    Mr. Rabin was President of Hyatt Hotels Corporation until 2006, having served in various senior management roles since joining the company in 1969. Mr. Rabin was a director of SMG Corporation from 1992 through June 2007. He is also a director of PrivateBancorp, Inc. and serves on its investment, compensation, nominating and corporate governance committees. Mr. Rabin is a director of WMS Industries Inc., serving as chair of its compensation committee and as a member of its audit committee. He is also a board member of Oneida Holdings, Inc., a private corporation. He is a board member and trustee of the Museum of Contemporary Art, Chicago and a consulting director of the Richard Gray Gallery, Chicago and New York. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University.

        Gary G. Winterhalter, President, Chief Executive Officer and Director, age 55.    Mr. Winterhalter is the Company's President and Chief Executive Officer, as well as a director. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings since May 2005. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

        The background and business affiliations of our other directors, whose terms of service continue beyond 2008, are set forth below:

Class III — Directors with Terms Expiring in 2009

        Donald J. Gogel, Director, age 58.    Mr. Gogel is President and Chief Executive Officer of Clayton, Dubilier & Rice, Inc., a private equity investment firm. Prior to joining Clayton, Dubilier & Rice, Inc. in 1989, Mr. Gogel was a partner at McKinsey & Company, Inc. and a Managing Director at Kidder, Peabody & Company, Inc. He served as interim Chief Executive Officer of Kinko's in 1996. Mr. Gogel holds a B.A. degree from Harvard College, a graduate degree from Balliol College, Oxford University, where he was a Rhodes Scholar, and a J.D. degree from Harvard Law School.

        Robert R. McMaster, Director, age 59.    Mr. McMaster is a director of Dominion Homes, Inc. and a member of its audit committee and a director of Carpenter Technology Corporation and a member of its audit/finance committee. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee.

        Martha Miller de Lombera, Director, age 59.    Ms. Miller de Lombera retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager — Latin American North Market Development Organization. Ms. Miller de Lombera is also a director of Nationwide Financial Services, Inc., where she is a member of its Finance Committee, and a director of Wal-Mart de Mexico, where she is a member of its Audit and Corporate Governance Committees. She was also formerly a director of Ryerson Inc., where she was a member of its Compensation and Nominating and Governance Committees.

Class I — Directors with Terms Expiring in 2010

        James G. Berges, Director and Chairman of the Board, age 60.    Mr. Berges is a partner at Clayton, Dubilier & Rice, Inc., a private equity investment firm. Mr. Berges was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also a director of HD Supply, where he serves as Chairman of the Board, and PPG Industries, Inc., where he serves as a member of its Audit and Nominating and Governance Committees.

        Marshall E. Eisenberg, Director, age 62.    Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is Secretary of General Growth Properties, Inc. and a director of Engineered Controls International, Inc., Jel-Sert Company and Ygomi, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif.

        John A. Miller, Director, age 54.    Mr. Miller is the President and Chief Executive Officer of North American Corporation of Illinois, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation of Illinois since 1987. Mr. Miller is also a director of Atlantic Premium Brands, Ltd., where he is a member of its Audit and Compensation Committees, and was formerly a director of Laureate Education, Inc., where he served on its Audit and Compensation Committees and was its lead director.

        Richard J. Schnall, Director, age 38.    Mr. Schnall is a partner at Clayton, Dubilier & Rice, Inc. Prior to joining Clayton, Dubilier & Rice, Inc. in 1996, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. Mr. Schnall is a limited partner of CD&R Associates VI Limited Partnership, a director and stockholder of CD&R Investment Associates VI, Inc. and a director of U.S. Foodservice. Mr. Schnall is a graduate of the Wharton School of Business at the University of Pennsylvania and holds a Masters of Business Administration from Harvard Business School.

INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD,
AND ITS COMMITTEES

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Governance Guidelines

        Our Board of Directors has adopted (a) Corporate Governance Guidelines and a (b) Code of Business Conduct and Ethics that apply to our directors, officers and employees. Copies of these documents and the committee charters are available on our website at www.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website at www.sallybeautyholdings.com any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to these individuals or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our Web site, and you should not consider it to be part of this Proxy Statement.

Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the presiding non-management director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our General Counsel at 3001 Colorado Boulevard, Denton, Texas 76210. Our General Counsel will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Director Independence

        Our Board of Directors is comprised of one management director, Mr. Winterhalter, who is our President and CEO, and ten non-management directors. Three of our non-management directors (Chairman Berges and Messrs. Gogel and Schnall) are affiliated with Clayton, Dubilier & Rice, Inc., affiliates of which manage the CDR Investors, the beneficial owners of approximately 48% of our Common Stock. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our Board of Directors has affirmatively determined that Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera, and Rabin satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE relating to directors. In addition, our Board of Directors has affirmatively determined that Messrs. McMaster, Eisenberg, Metcalfe and Miller are also "independent" under the SEC's standards for independent audit committee members, as discussed below. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of Sally Beauty Holdings, Inc. or its affiliates. As a result of this evaluation, the Board has affirmatively determined that Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera, and Rabin are independent under those criteria.

Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee will be responsible for identifying individuals it believes are qualified to become members of the Board of Directors. In accordance with our Second Amended and Restated By-Laws, CDRS has the right to nominate a certain number of directors in proportion to its and its affiliates' ownership of specified percentages of our Common Stock. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders, and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, we anticipate that the Nominating and Corporate Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may be made pursuant to Section 1.06 of our Second Amended and Restated By-laws or as otherwise provided by law. Nominations pursuant to the Second Amended and Restated By-laws are made by delivering to our Secretary, within the time frame described in the Second Amended and Restated By-laws, all of the materials and information that the Second Amended and Restated By-laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes a) the name, age, business address and residence address of the nominee(s), b) the principal occupation or employment of the nominee(s), c) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), d) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and e) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, subject to the provisions of the stockholders agreement, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors.

        Our qualification guidelines also provide that each candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards, and skill sets that add to the value of our business.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity or beyond the age of 72, except that, where that policy would result in multiple retirements in any 12-month period, the Board may request that a director who would otherwise be due to retire serve up to an additional 12 months.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Self-Evaluation

        The Nominating and Corporate Governance Committee will conduct a self-evaluation of the Board each year to determine whether the Board and its committees are functioning effectively. In addition, each Committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

  •
  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

  •
  spend the time needed to properly discharge their responsibilities;

  •
  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate;

  •
  with respect to our independent directors, meet at least once a year in an executive session without management (for these sessions, the chairmanship of each session is determined on a rotating basis from among the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees).

        In fiscal 2007, our Board of Directors met six times, our Audit Committee met ten times, our Compensation Committee met seven times, our Finance Committee met four times, and our Nominating and Corporate Governance Committee met four times. Our independent directors met in executive session five times, and the non-management directors met four times. During fiscal 2007, each of our directors attended at least 75% percent of the total number of meetings of the Board and each committee on which he or she served (during his or her service on such committee). In 2007, ten of eleven members of the Board attended the annual meeting of stockholders.

Committees of the Board of Directors

        Pursuant to the Second Amended and Restated By-laws, our Board of Directors established the following committees:

  •
  Audit Committee;

  •
  Compensation Committee;

  •
  Nominating and Corporate Governance Committee;

  •
  Finance Committee; and

  •
  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of four members, of whom up to two are, and shall be, CDRS designees and at least two shall be, and are, non-CDRS designees. A CDRS designee is entitled under the stockholders agreement to chair the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, and a non-CDRS designee is entitled to chair the Audit Committee and the Executive Committee.

        Audit Committee.    The Audit Committee consists of Mr. McMaster (chair), Mr. Eisenberg, Mr. Metcalfe and Mr. Miller. The Board of Directors has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that Mr. Eisenberg, Mr. McMaster and Mr. Miller each qualify as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Pre-Approval Policy.    The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006. A copy of this charter is available on the corporate governance section of our Web site.

        Compensation Committee.    The Compensation Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Compensation Committee is to, among other things:

  •
  review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives;

  •
  determine and approve the CEO's compensation level based on this evaluation;

  •
  approve compensation of other executive officers;

  •
  review and recommend to the Board of Directors equity based incentive compensation plans in which executive officers will participate; and

  •
  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 19 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006. A copy of this charter is available on the corporate governance section of our Web site.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 19 of this Proxy Statement, since our separation from Alberto-Culver in November 2006, the Compensation Committee has engaged an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar is size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design, and the reasonableness of individual awards. Cook has not performed any services for our management.

        The Compensation Committee consists of Ms. Affeldt (chair), Mr. Eisenberg, Ms. Miller de Lombera and Mr. Rabin.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified by the full Board of Directors on December 5, 2006. A copy of this charter is available on the corporate governance section of our Web site.

        The Nominating and Corporate Governance Committee consists of Mr. Metcalfe (chair), Ms. Affeldt, Ms. Miller de Lombera and Mr. Rabin.

        Executive Committee.    The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Amended and Restated Certificate of Incorporation or our Second Amended and Restated By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was adopted by the Board of Directors on December 5, 2006. The Executive Committee consists of Mr. Berges (chair) and Messrs. Miller, Schnall and Winterhalter. A copy of this charter is available on the corporate governance section of our Web site.

        Finance Committee.    The purpose of the Finance Committee is to provide assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to our financing strategy, financial policies and financial condition. The Finance Committee consists of Mr. Schnall (chair), and Messrs. Gogel, McMaster and Miller. The Finance Committee is governed by the Finance Committee charter, which was adopted by the Board of Directors on December 5, 2006 and amended on January 25, 2007. A copy of this charter is available on the corporate governance section of our Web site.

Director Indemnification Agreements

        On December 5, 2006, our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board, including Mr. Winterhalter. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees.

No Material Proceedings

        As of November 28, 2007, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or has a material interest adverse to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2007, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of us, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than 1) transactions available to all employees generally, or 2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders. If the proposed transaction is not an employment arrangement, the transaction must be approved by either a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party, or b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. The letter agreement with Clayton, Dubilier, & Rice, Inc. described below was approved in accordance with our policy. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our Web site.

Separation from Alberto-Culver

        In connection with our separation from Alberto-Culver, the CDR Investors invested an aggregate of $575.0 million in cash equity representing ownership of approximately 48.0% of the outstanding shares of our Common Stock on an undiluted basis. On November 16, 2006, pursuant to the investment agreement, we paid a transaction fee of $30.0 million to Clayton, Dubilier & Rice, Inc., the manager of both Clayton, Dubilier & Rice Fund VII, L.P., the sole member of CDRS, and Parallel Fund. In addition, as part of our agreement to bear the fees and expenses of CDRS incurred in connection with its investment, we paid CDRS $1.1 million, which is a portion of the expenses it incurred in connection with its investment in us.

Stockholders Agreement

        On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors and the Lavin family stockholders entered into the stockholders agreement, which is described on page 5 of this Proxy Statement.

Letter Agreement with Clayton, Dubilier & Rice, Inc.

        We are party to a letter agreement with Clayton, Dubilier & Rice, Inc., dated as of February 26, 2007, which we refer to as the CD&R letter agreement, pursuant to which we pay Clayton, Dubilier & Rice, Inc. $37,500 per calendar quarter for each of its professional employees who is designated by CDRS to serve on our Board of Directors. In addition, pursuant to the letter agreement, such designees will receive reimbursement for travel and other out-of-pocket expenses in the same manner as other directors except that to the extent that the Chairman of our Board of Directors remains a designee, such Chairman will be entitled to up to $150,000 per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel. In consideration for these payments, Clayton, Dubilier & Rice, Inc. has waived, on behalf of such designees to the Board, any right to the payment of other compensation for such person's service as a director.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Director Compensation Table(1)
(Dollar Figures Shown in Actual Dollars)

Name	Total Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Total ($)
James G. Berges(2)	0	0	0	0
Kathleen J. Affeldt	67,231	69,995	16,758	153,984
Marshall E. Eisenberg	62,661	69,995	16,758	149,414
Donald J. Gogel(2)	0	0	0	0
Robert R. McMaster	70,421	69,995	16,758	157,174
Walter L. Metcalfe	68,041	69,995	16,758	154,794
John A. Miller	60,661	69,995	16,758	147,414
Martha Miller de Lombera	51,661	69,995	16,758	138,414
Edward W. Rabin	58,661	69,995	16,758	145,414
Richard J. Schnall(2)	0	0	0	0
Gary G. Winterhalter(3)	0	0	0	0

(1)
During our 2007 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors.

(2)
Messrs. Berges, Gogel and Schnall did not receive any compensation directly from us for their service as a director during our 2007 fiscal year. Messrs. Berges, Gogel and Schnall are affiliated with Clayton, Dubilier and Rice, Inc. and CDRS has designated Messrs. Berges, Gogel and Schnall to serve on our Board of Directors pursuant to the terms of the CD&R letter agreement. Under the CD&R letter agreement, we pay $37,500 per calendar quarter to CD&R for each employee of CD&R designated by CDRS to serve on our Board of Directors. In consideration for these payments, CD&R has waived, on behalf of the CDRS designees to our Board of Directors, any right to the payment of other compensation for each such person's service as a director.

(3)
Mr. Winterhalter did not receive any compensation for his service as a director during our 2007 fiscal year.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with Financial Accounting Standards No. 123R, or SFAS 123R. As of September 30, 2007, each director, other than Messrs. Berges, Gogel, Schnall and Winterhalter, beneficially owned 7,945 restricted stock units which were vested but not yet delivered in shares and which were granted pursuant to the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, which we refer to as the 2007 Omnibus Plan, and the Sally Beauty Holdings, Inc. Independent Director Compensation Policy, which we refer to as the Director Compensation Policy, approved by our Board of Directors on January 25, 2007.

(5)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123R. As of September 30, 2007, each director, other than Messrs. Berges, Gogel, Schnall and Winterhalter, had 19,055 option awards outstanding, 15,000 of which were granted pursuant to the 2003 Stock Option Plan for Non-Employee Directors and 4,055 of which were granted pursuant to the 2007 Omnibus Plan. As of September 30, 2007, Mr. Miller had an additional 61,129 options, which were received while Mr. Miller was a director of Alberto-Culver prior to our separation.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

Cash Compensation

        In 2007 and pursuant to our Director Compensation Policy, our non-employee directors who are not affiliated with Clayton, Dubilier & Rice, Inc. (currently Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera and Rabin), which we refer to generally as our independent directors, each received an annual cash retainer of $35,000, payable in advance in four quarterly installments and pro-rated to reflect the number of days served as a director during our 2007 fiscal year. For in-person Board or committee meetings during our 2007 fiscal year, each independent director in attendance received $2,000. For telephonic Board or committee meetings for which minutes were kept during our 2007 fiscal year, each independent director in attendance received $1,000. During 2007, additional annual cash retainers were paid to each independent director who served as chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Ms. Affeldt), Nominating and Corporate Governance Committee (Mr. Metcalfe), or Finance Committee. This additional retainer was payable in advance in quarterly installments, in the following annualized amounts:

Audit Committee	$10,000
Compensation Committee	$7,500
Nominating & Corporate Governance Committee	$5,000
Finance Committee	$5,000

The amount paid during our 2007 fiscal year was for a partial year of service pro-rated to reflect the number of days served as the chairperson of our committees.

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, upon the appointment or election of a new independent director to the Board, the independent director receives an initial grant of options to purchase shares of our Common Stock. These options have a grant date present value equal to $70,000, and become exercisable in four equal annual installments beginning on the day before the first anniversary of the grant date. Options granted to independent directors under the 2007 Omnibus Plan have an exercise price per share equal to the closing price for our Common Stock on the NYSE on the grant date, and have a ten-year maximum term.

        On December 5, 2006, our independent directors each received an initial grant of options to purchase 15,000 shares of our Common Stock pursuant to our 2003 Stock Option Plan for Non-Employee Directors, which grants exhausted the shares reserved for issuance under that plan. Because those grants had a grant date present value of less than $70,000 per independent director, on April 26, 2007, upon the approval of the 2007 Omnibus Plan by our stockholders, the independent directors received 4,055 additional options under the 2007 Omnibus Plan.

        In addition, each independent director is granted an annual equity-based retainer award with a value at the time of issuance of approximately $70,000. Such award is normally made at the first meeting of our Board each fiscal year in the form of restricted stock units, which we refer to as RSUs, in accordance with the 2007 Omnibus Plan, which vest on the last day of such fiscal year. Independent directors whose service on our Board begins after the start of a fiscal year receive a grant of RSUs which is pro-rated to reflect the number of days remaining in such fiscal year. Upon vesting, such RSUs are retained by us as deferred stock units that are not distributed until six months after the independent director's service as a director terminates.

        On July 25, 2007, our independent directors each received a grant of 7,945 RSUs pursuant to the 2007 Omnibus Plan. Such RSUs vested on September 30, 2007, yet are retained by us as deferred stock units that are not to be distributed until six months after the independent director's service as a director terminates.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with their functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip. In addition, pursuant to the CD&R letter agreement, the CDRS designees to our Board (Messrs. Berges, Gogel and Schnall) received reimbursement for travel and other out-of-pocket expenses in the same manner as our independent directors except that the Chairman of the Board, who is a CDRS designee, was entitled to up to $150,000 per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel.

COMPENSATION DISCUSSION AND ANALYSIS

Historical Overview and Transition to a Stand-Alone Public Company

        For over 36 years, we operated as a subsidiary of Alberto-Culver. During that time, decisions regarding the compensation of our executive officers and the components of their compensation were made by the Alberto-Culver Compensation Committee or the management of Alberto-Culver. On November 16, 2006, after the start of our 2007 fiscal year on September 30, 2006, our business separated from Alberto-Culver and we became an independent, publicly-held corporation. Our Compensation Committee first met on December 4, 2006, more than two months into our 2007 fiscal year. Since that time, our Compensation Committee has made, and will continue to make, the determinations concerning the amount and form of our executive officers' compensation arrangements. As discussed below and due to these factors, our 2007 executive compensation program reflects a transition throughout fiscal 2007 from the legacy Alberto-Culver executive compensation arrangements to our new executive compensation program, which we believe is better-suited to our business and human resources objectives.

Philosophy/Objectives of Executive Compensation

        To reflect our status as a newly independent public company, the Compensation Committee has developed a set of objectives to guide the design of our executive officer compensation plans and practices, including those for our CEO, CFO, and our three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the 2007 fiscal year (which we refer to as our "named executive officers"). The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

  •
  Attract, motivate and retain highly qualified individuals.  We believe it is important and in the best interest of our stockholders to attract, motivate and retain highly-talented executives to assist us in implementing our business strategy and achieving our objectives. To attract and retain highly-skilled leadership, our compensation arrangements must remain competitive with the compensation paid by other employers who compete with us for talent. Accordingly, the Compensation Committee benchmarks the components, mix and amounts of executive compensation to ascertain whether they are competitive in the marketplace. The Compensation Committee uses its discretion to vary executive officer pay from the targeted levels based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.

  •
  Align the interests of our executive officers more closely with those of our stockholders.   We believe that a good portion of the compensation that may be realized by our executive officers should be aligned with the interests of our stockholders, such that the upside value of these components increases as the value of our stock increases. Accordingly, our compensation program, and the mix of components of compensation paid to our executives, is weighted toward performance-based compensation, with base salary being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus compensation and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stockholder value. The Compensation Committee believes this method of paying compensation will promote our long-term success and maximize stockholder returns.

  •
  Increase the personal stake of the executive officers in our continued success and growth by linking a significant portion of executive officers' compensation to our financial performance.  Our executive officers have roles and responsibilities that directly influence the achievement of our financial performance objectives that we consider to be key drivers of long-term stockholder value creation. Accordingly, the Compensation Committee believes that they should have a significant portion of their compensation dependent on whether those objectives are achieved. Our annual bonus compensation is subject to the achievement of our financial performance goals, subject to the discretion of our Compensation Committee.

        Unless otherwise noted, the foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2007. In the future, as the Compensation Committee continues to review each element of our executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Processes for Determining Executive Compensation

        For our 2007 fiscal year, a substantial portion of our executive compensation decisions had been fixed by Alberto-Culver prior to our separation and after the beginning of our 2007 fiscal year on September 30, 2006. Our Compensation Committee first met on December 4, 2006, and continued to meet at various times throughout 2007, to set our overall executive compensation objectives, to address transition concepts in moving to a new executive compensation framework, to set our fiscal 2007 executive compensation arrangements to the extent undetermined, and to reward employees for their contributions to our initial achievements as a newly-independent public company. As discussed below, management and an independent compensation consultant assisted our Compensation Committee with this process.

        For the 2008 fiscal year and going forward, the Compensation Committee begins the process for determining the amount and mix of total compensation to be paid to our executive officers in August of each year, and finalizes such amounts, together with the performance objectives for the upcoming fiscal year, in October of that year. This enables the Compensation Committee to examine and consider our financial performance, as well as the relative performance of the executive officers, during the previous fiscal year in establishing the upcoming fiscal year's compensation and performance goals. Throughout this process, the Compensation Committee also receives input from an independent compensation consultant as well as from members of management, as discussed below.

 Role of Outside Compensation Consultant.    The Compensation Committee retained the services of an independent consultant, Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it in its review of our management compensation levels and programs. Cook has been advising the Compensation Committee since our separation from Alberto-Culver on November 16, 2006, and was engaged by our incoming Chairman of the Board and the incoming Chair of our Compensation Committee prior to the separation. The Compensation Committee retained Cook based on their experience and expertise, and instructed them to prepare the appropriate data to assist the incoming Compensation Committee with its December 2006 executive compensation determinations for fiscal 2007 compensation. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program, including with regard to performance measures and targets set from year to year for the annual cash incentive bonuses for executives. The Compensation Committee has directly engaged Cook to assist it with these same services for the 2008 fiscal year, based on their experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

        In its role as independent consultant to the Compensation Committee, Cook assists in benchmarking our compensation arrangements and aggregate equity compensation practices against public-companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys from nationally recognized compensation consulting firms. In its fiscal 2007 analysis, Cook, with the approval of the Chairman of the Board and review by management, selected and utilized the 14 peer companies set forth below in its benchmarking analysis. These companies were selected based on similarity to us as measured by revenue, market capitalization, and retail line of business:

•	Big Lots, Inc.	•	Retail Ventures, Inc.
•	Cost Plus, Inc.	•	Ross Stores, Inc.
•	Dollar Tree Stores, Inc.	•	Stage Stores, Inc.
•	Fred's, Inc.	•	Stein Mart, Inc.
•	Longs Drug Stores Corp.	•	Tween Brands, Inc.
•	Michaels Stores Inc.	•	United Natural Foods, Inc.
•	Pathmark Stores, Inc.	•	Wild Oats Markets, Inc.

In terms of size, our revenues approximated the median and market capitalization was between the median and 75th percentile of the peer companies.

 Role of Executive Officers and Company Personnel.    Throughout its process, the Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, Gary Winterhalter, our President and CEO, who we refer to as the CEO, and Jim Biggerstaff, our Vice President of Human Resources, who we refer to our as our VP-HR, made recommendations to the Compensation Committee with regard to base pay levels and individual compensation targets for each executive officer based on each executive's experience, as well as our CEO's view as to the strategic importance of that executive's role, knowledge and performance. The Compensation Committee believes that Mr. Winterhalter's unique insight into our business and day-to-day interaction with our senior executives, combined with Mr. Biggerstaff's over 32 years of experience in human resources and compensation programs within our industry, provide valuable resources to the Compensation Committee with respect to our executive compensation programs. In addition, the performance metrics and targets approved by the Compensation Committee in December 2006 for the annual bonus component of the fiscal year 2007 compensation program were based on recommendations made to the Compensation Committee by the CEO and our then Chief Financial Officer. Furthermore, our Chairman of the Board, our CEO and other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning their own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Senior Vice President and Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel and Associate General Counsel provide input to the Compensation Committee regarding compliance with the laws and regulations applicable to executive compensation.

        In addition, the Chairwoman of our Compensation Committee has significant professional experience in human resources and management of professionals, and all of our committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Compensation Committee believes that this experience provides these individuals with a frame of reference within which to evaluate our executive compensation programs and practices.

 Total Compensation Review.    The Compensation Committee's decisions on executive compensation for 2007 were focused on transitioning to a new executive compensation framework that supports our business strategies and human resources objectives. When the Compensation Committee considered the compensation arrangements for our executive officers for the 2008 fiscal year, it also reviewed a tally sheet that contained information regarding, among other things:

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  each executive officer's compensation since the separation;

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  each executive officer's length of service with us;

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  the type and amount of long-term incentive awards granted to each executive officer in the previous three years;

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  the type and amounts of our equity securities, both vested and unvested, owned by each executive officer as of the end of the most recently completed fiscal year;

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  the proceeds realized by each executive officer from option exercises since the separation;

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  perquisites and other compensation paid to the executive officer in the previous year; and

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  the severance payments and other payments to which each executive officer would be entitled to receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that tally sheets are important to understand the total compensation paid and, in certain circumstances, payable to, our executive officers, and utilizes the tally sheets to ascertain whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with the compensation objectives established by the Compensation Committee. The Compensation Committee strives to make decisions on each element of executive compensation while reflecting on that officer's entire compensation package, meaning that decisions on one element (e.g. base salary) are intended to reflect decisions made on other elements (e.g. long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2007

        Total compensation for each of the named executive officers consists of the following components:

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  Base salary, which is paid in cash;

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  Annual cash incentive bonus, which is performance-based;

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  Equity-based long-term incentive compensation (primarily stock options); and

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  Benefits and Perquisites;

In addition, we have entered into severance and change in control arrangements with our named executive officers, as more fully described below.

Components of Executive Compensation for Fiscal 2007

 Base Salary.    While the Compensation Committee believes that a substantial portion of each executive officer's total compensation should be "at-risk," the Compensation Committee also believes it important that base salaries are competitive with market practices for attraction and retention purposes and adequately compensate executive officers for their roles, responsibilities, experience and performance. The base salary for each of our executive officers is determined annually by the Compensation Committee (unless market conditions or changes in responsibilities merit mid-year changes) and represents the guaranteed portion of their total compensation. Base salary, except as noted below, is targeted at or near the median of the 14 peer group companies noted above. Base salary is intended to reward the performance of each executive officer relative to his position with us, and is viewed by the Compensation Committee as a key aspect of our retention efforts. At the start of our 2007 fiscal year, these base salaries were set by Alberto-Culver. At the initial meeting of our Compensation Committee in December 2006, the Compensation Committee reviewed:

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The named executive officer's historical performance in his position with us, based upon the input received from Mr. Winterhalter with respect to each executive officer (other than himself, as that input in his case was received from the full Board of Directors);

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Mr. Winterhalter's recommendations as to the proposed base salary, other than his own (in his case, such recommendation was received from the Chairman of the Board);

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Our financial and operational performance; and

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The competitive data provided by Cook, as described above.

        In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on the input received from Mr. Winterhalter, who evaluates the performance of each executive officer in his position based on subjective factors. The subjective factors considered by Mr. Winterhalter include whether the executive officer met the operational goals set for him or her and the financial performance within the area of responsibility of the executive officer.

        In December 2006, the Compensation Committee reviewed market data on the peer companies noted above to ascertain whether any changes to the base salaries for the executive officers were needed more than two months into the 2007 fiscal year to align our executive team with the market. After evaluating the increased responsibilities following our separation from Alberto-Culver in becoming the CEO of an independent publicly traded company and considering the competitive data provided by Cook, the Compensation Committee determined it was advisable to increase the base salary of Mr. Winterhalter from $650,000 to $725,000 per annum. This adjustment placed Mr. Winterhalter's base salary below the median of our peer group, as the Compensation Committee determined that it was advisable to provide above-median long-term equity incentive opportunities to Mr. Winterhalter to more strongly align his compensation with the interests of long-term stockholders. The Compensation Committee did not increase the base salary levels for any other named executive officer, as these salaries were aligned with the median of our peer group. Mr. Rea joined us in January of 2007 and was provided a base salary of $450,000 per annum (or approximately the median of our peer group), which was determined based upon negotiations with Mr. Rea and a review of the competitive data provided by Cook.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2007 were appropriate to facilitate our ability to attract, retain and motivate our named executive officers with annual compensation minimums that are competitive with those offered by the peer companies identified above. For a description of the base salaries paid to our named executive officers during 2007, please see the Summary Compensation Table on page 33 of this proxy statement.

 Annual Bonus.    The Compensation Committee believes that providing and paying annual cash incentive bonuses facilitates the communication of short-term objectives that are important to our success, and motivates our executive officers to attain those objectives on a short-term basis. The Compensation Committee believes that the payment of cash incentive bonuses is appropriate to promote our interests and those of our stockholders by providing our named executive officers with short-term financial awards upon the achievement of specified financial and individualized objectives (which the Compensation Committee believes increases the value of our stock), while at the same time attracting and retaining our named executive officers by providing attractive compensation opportunities.

 Alberto MIP.    All annual cash incentive bonus awards for our named executive officers during the 2007 fiscal year were made under the Alberto-Culver Company Management Incentive Plan, which we call the Alberto MIP. The Alberto MIP was approved by the Alberto-Culver stockholders, and is a "legacy" plan which continued as our own plan upon our separation from Alberto-Culver. Awards earned under the Alberto MIP are intended to qualify for the "performance-based compensation" exemption from the deduction limitation provisions of Section 162(m) of the Internal Revenue Code.

Maximum annual bonuses are payable under the Alberto MIP if a threshold level of financial performance is achieved. The Alberto MIP provides that the maximum award that can be made to each executive officer is the lesser of $4.0 million or 200% of such participant's base salary. Our Compensation Committee then uses "negative discretion" to reduce these maximum awards, as appropriate, based on our financial performance relative to pre-determined goals set forth by the Compensation Committee and based on a discretionary evaluation of corporate and individual performance by the Compensation Committee.

In December 2006, the Compensation Committee determined that an adjusted EBITDA measure should be used as the performance measure under the Alberto MIP for the 2007 fiscal year. The Compensation Committee believes adjusted EBITDA provides a meaningful measure of our ability to meet future debt service, capital expenditures and working capital requirements, is an effective motivator because it is closely linked to stockholder value, and is easily understood by eligible executives. In determining the dollar amount of adjusted EBITDA target for the 2007 fiscal year, the

Compensation Committee considered the expectations for our profitability for the 2007 fiscal year based on the input received from management. Following that input, the Compensation Committee set a threshold performance goal of $285 million in adjusted EBITDA (excluding unbudgeted acquisitions) for fiscal 2007 as the minimum performance target necessary for an executive officer to receive an annual bonus under the Alberto MIP. For fiscal 2007, our Adjusted EBITDA was $309.5 million, which was above the $285 million target. Accordingly, maximum awards (described above) were funded under the Alberto MIP, subject to reduction as described below.

 Specific and Individualized Performance Targets Under the Alberto MIP.    While the Alberto MIP provides for maximum amounts that may be paid to an executive officer in the event that the threshold Adjusted EBITDA target (discussed above) is met, the Alberto MIP contemplates, and the Compensation Committee believes, that an individual executive officer's actual annual bonus award should be more directly tied to his or her individual performance and the Compensation Committee's exercise of discretion generally (although the Compensation Committee cannot exercise discretion to increase the amount of an executive's maximum bonus opportunity identified in the Alberto MIP). Accordingly, the Compensation Committee established certain performance criteria for each individual executive officer which, if satisfied, would enable the executive officer to earn targeted (below maximum) awards under the Alberto MIP for 2007 (we refer to these criteria as the Sally 2007 MIP). In effect, the Sally 2007 MIP criteria constitute factors used by the Compensation Committee in exercising its negative discretion as to the amount of the bonuses, if any, that would be awarded under the Alberto MIP.

        The Compensation Committee determined that, if the Sally 2007 MIP minimum criteria were satisfied, an executive would be entitled to receive a targeted bonus amount under the Alberto MIP, expressed as a percentage of the executive's base salary, which, in each case, was less than the maximum amount that could be paid to the executive under the terms of the Alberto MIP. Mr. Winterhalter and our VP-HR made recommendations to the Compensation Committee on the percentage of each executive officer's base salary to be targeted, based on job responsibilities and peer group data provided by Cook. The Compensation Committee set these bonus targets for our executives so that the total annual cash compensation was near the median of the peer companies described above (other than for Mr. Winterhalter, whose annual bonus opportunity was set at less than the median in consideration of his proposed equity package, as discussed above). The bonus targets for the named executive officers under the Sally 2007 MIP (expressed as a percentage of base salary) were established at 100 percent for Mr. Winterhalter, and 60 percent for our other named executive officers.

        In establishing the performance objectives in consultation with Cook, the Compensation Committee determined that the 2007 Sally MIP minimum criteria for our executive officers should place the primary emphasis on financial performance objectives (as an entity or, in some cases as set forth below, as a business unit), while at the same time providing an incentive to our executive officers to meet individual performance objectives. Accordingly, after receiving input from Cook, the Compensation Committee determined that, in order for an executive to receive 100% of their target bonus, the target level of financial performance needed to be achieved. In setting the financial performance targets under the Sally 2007 MIP minimum criteria, the Compensation Committee reviewed with Mr. Winterhalter and our then-Chief Financial Officer our financial projections for the 2007 fiscal year. After the relevant financial performance metrics are satisfied, each individual officer's receipt of the award for which he or she qualifies was further contingent on the satisfaction of key focus areas and operational performance metrics specific to each individual. These individual performance metrics were set by our CEO after consideration of his desired objectives from each executive officer. For the CEO, these individual objectives were set by the Compensation Committee after consultation with our Chairman of the Board and a discussion of desirable performance objectives. The Compensation Committee believed that structuring these minimum award criteria in such a manner was consistent with our stated compensation objectives, in that the bonus could only be received if the financial performance measure was obtained (assuming satisfaction of the Alberto MIP's adjusted EBITDA target), thus linking the executive's compensation to performance, while acting as a retention tool, in that the executive could only receive the award in the event the executive remained in our employ after the end of the 2007 fiscal year, when the bonuses are paid.

        The Sally 2007 MIP minimum criteria consisted of:

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Financial Objectives — measured with reference to the annual operating plan goals for sales (excluding unbudgeted acquisitions), adjusted EBITDA (calculated in the manner in which we publicly announce that non-GAAP measure) and working capital as a percentage of revenue. For heads of a business unit, these metrics were expressed as that segment's portion of our annual operating plan goals. The percentage allocation of the various financial objectives represents the Compensation Committee's determination regarding the relative importance of each target to our overall financial performance.

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Individual Objectives — established based on key focus areas and operational performance objectives specific to each individual.

        For our executive officers, the Compensation Committee established the financial performance metrics under the Sally 2007 MIP minimum criteria as follows: 30% based on sales (with a target of approximately $2.49 billion for Messrs. Winterhalter, Rea and Lowery, approximately $836 million of BSG Sales (excluding our Armstrong McCall division) for Mr. Golliher, and approximately $1.3 billion of Sally US and Canada sales for Mr. Spinozzi), 40% based on Adjusted EBITDA (with a target of approximately $333 million for Messrs. Winterhalter, Rea and Lowery, approximately $91 million of BSG adjusted EBITDA (excluding our Armstrong McCall division) for Mr. Golliher and approximately $246 million of Sally USA and Canada adjusted EBITDA for Mr. Spinozzi), and 30% based on working capital (with a target of approximately 15.3% for Sally and 23.9% of BSG for Messrs. Winterhalter, Rea and Lowery, approximately 23.9% of BSG (excluding our Armstrong McCall division) for Mr. Golliher and approximately 14.2% of Sally USA and Canada for Mr. Spinozzi). The Compensation Committee believes that our sales, excluding unbudgeted acquisitions, are a valuable measure to utilize in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our financial performance. The Compensation Committee believes adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements, is an effective motivator because is closely linked to stockholder value and is easily understood by executive officers. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report that non-GAAP financial measure to the public. The Compensation Committee believes that our working capital target (expressed as a percentage of sales) is an effective motivator as it provides a meaningful measure of the capital employed in our business, therefore linking it closely to stockholder value. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value creating purposes, such as the repayment of debt, acquisitions, or additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable minus accounts payable expressed as a percentage of sales for the corresponding fiscal year period. Under the Sally 2007 MIP minimum criteria, the minimum payouts, by percentage, can range from zero to 200% of target by category, depending on the applicable performance. For a description of the annual cash incentive bonuses paid under the Sally 2007 MIP, please see footnotes 7-11 of the Summary Compensation Table on page 34 of this proxy statement.

        During fiscal year 2007, it became apparent that, generally, many of the individual financial performance targets under the Sally 2007 MIP minimum criteria set by the Compensation Committee in December 2006 would not be achieved, due primarily to the loss of certain L'Oreal distribution rights in late December 2006 that was the result of a strategic decision made by L'Oreal regarding the distribution of its professional brands that was beyond our control. In September of 2007, the

Compensation Committee decided, upon the recommendation of Mr. Winterhalter and after discussions held at various Compensation Committee meetings throughout the year, that provision should be made for a cash incentive bonus for certain of our executives, including certain of our named executive officers. The Compensation Committee felt it appropriate to reward our executives for acting aggressively and appropriately in developing and delivering on our business strategies in recovering from the developments with L'Oreal. The Compensation Committee also believed that providing this additional bonus opportunity served to link the executive's compensation to performance, in that continuing to position us (and particularly our BSG segment) for future growth in this environment was of critical importance to our stockholders.

        Accordingly, in October of 2007 the Compensation Committee awarded discretionary bonuses to certain of our executives, including certain of our named executive officers, using the discretion provided under the Alberto MIP. The award of these discretionary bonuses was contingent upon our achieving the $285 million in Adjusted EBITDA target under the Alberto MIP, which, as noted above, was achieved. These discretionary bonuses were designed to reward these named executive officers (specifically Messrs. Winterhalter, Rea, Golliher and Lowery) for their significant contributions during the year, without unfairly penalizing them as a result of the L'Oreal development. For a description of the discretionary bonuses paid under the Alberto Culver MIP, please see footnotes 7-11 of the Summary Compensation Table on page 34 of this proxy statement. In determining the amount of the discretionary bonuses awarded to these executive officers, the Compensation Committee primarily relied on Mr. Winterhalter (except with respect to Mr. Winterhalter's award, which was recommended by the Chairman of the Board). These recommendations to the Compensation Committee were based on Mr. Winterhalter's (or, in the case of Mr. Winterhalter's discretionary bonus, Mr. Berges') subjective analysis of the total bonus amount that should be paid to the executive officers, reflecting, in his views, the individual executive officer's contributions to our corporate objectives.

        Prior to the payment of the annual bonus awards under the Alberto MIP, the Compensation Committee reviewed the fiscal year business results and determined whether the Alberto MIP performance objective was met and to what extent the Sally 2007 MIP minimum criteria were met. During this review, the Compensation Committee met with Mr. Winterhalter to discuss his performance reviews of the executive officers and with the Chairman of the Board to discuss the Board's review of the CEO (without the CEO being present). This review is generally performed in the first quarter of each year and the payout typically occurs shortly thereafter. For a description of the total annual bonuses paid under the Alberto MIP for 2007, please see the Summary Compensation Table on page 33 of this proxy statement.

        For 2008 and beyond, annual cash incentive bonuses will be made pursuant to the Sally Beauty Holdings Inc. Annual Incentive Plan, which we refer to as the AIP, which was approved by our stockholders on April 26, 2007 and replaces the Alberto-Culver MIP. The Compensation Committee believes the AIP will assist us in attracting and retaining executives as well as motivating these executives to promote our profitability and revenue growth, by virtue of the ability to grant awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

 Long-Term Incentive (Equity) Compensation.    The Compensation Committee believes that equity-based compensation awards foster and promote our long-term financial success by linking the interests of our executive management team with our stockholders. The Compensation Committee also believes that increasing the personal equity stake of our executive officers in our continued success and growth can potentially materially increase stockholder value. Equity-based compensation awards also enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent. Options to purchase our Common Stock are the primary equity compensation vehicle utilized by the Compensation Committee, as the Compensation Committee believes the award of options align the interests of these individuals with the interests of our stockholders and our growth in real value over the long-term, as the benefits of these awards can only be realized with an appreciation of the price of our Common Stock.

 Grant Practices for Equity-Based Awards.    The Compensation Committee's policy regarding options is to grant options on the day it approves the grant, with an exercise price determined in accordance with the terms of the 2007 Omnibus Plan, equal to the closing price of our Common Stock on that date. Other than special one-time grants, such as at the time of a new hire, the Compensation Committee intends to grant equity awards to its executive officers once a year — under the 2007 Omnibus Plan — and such grants will generally be made at the same time the Compensation Committee approves the annual bonus award targets under the AIP for the fiscal year. These actions will generally occur within the first month of the fiscal year.

As discussed below, in connection with our transition to a newly-public company, the Compensation Committee made three equity grants to executive officers that were not in the first month of the fiscal year:

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In December 2006, the Compensation Committee made the Founder's Grants, as described below;

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In January 2007, the Compensation Committee made grants of restricted stock to Mr. Winterhalter and to Mr. Rea. The Compensation Committee determined to grant restricted stock to Mr. Winterhalter to increase his carried interest level to above the median of the 14 peer group companies noted above after reviewing market data concerning carried interest levels (a measure of the executive's actual and potential stock ownership levels), as provided by Cook, and in consideration of his increased responsibilities following our separation from Alberto-Culver in becoming the CEO of an independent publicly traded company. Mr. Rea's award was made as part of his hiring package. These restricted shares provide for a five-year vesting period beginning one year from the grant date, with one fifth of each such grant vesting each year. As provided in the grant, if their employment terminates for any reason other than death or disability, any unvested portion of these restricted shares will be forfeited upon such termination; and

•
In April 2007, the Compensation Committee made the regular 2007 fiscal year grants that could not be made until stockholder approval of the 2007 Omnibus Plan, as described below. Under Alberto-Culver, equity grants were normally made in October of each year and, if the separation had not occurred, would have been made in October of 2006.

For each option grant we make, our VP-HR uses the Black-Scholes option pricing model to make a recommendation to our CEO regarding the number of options that he might propose that the Compensation Committee grant to each of the grantees, taking into consideration the rate of base pay for each individual and the amount of the proposed award as a percentage of base salary. Our CEO then makes a grant recommendation for each of the grantees, including the named executive officers other than himself, to the Compensation Committee based on this analysis, consideration of the value of the option grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Board makes a recommendation to the Compensation Committee for the CEO based on competitive market data provided by Cook and reviewed by the Chairman of the Board. The Compensation Committee, which considers the CEO's recommendations and the long-term incentive opportunity market data provided by Cook as well as the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants, is ultimately responsible for determining the number of options to be awarded and for approving each grant.

 2007 Equity Awards.    During 2007, the Compensation Committee granted equity-based incentives under both legacy Alberto-Culver plans and the 2007 Omnibus Plan, as follows:

 Legacy Awards.    At the time of the separation, all of the outstanding Alberto-Culver stock options and restricted shares held by our employees vested and were converted into fully-vested options to purchase our Common Stock and unrestricted shares of our Common Stock. The Compensation Committee considered this vesting event significant, as it negated the retention component of these legacy awards previously made by Alberto-Culver.

 Founder's Grants.    Following our separation from Alberto-Culver, the Compensation Committee approved stock option grants to each of the executive officers and certain other employees under the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP, which was approved by the Alberto-Culver stockholders and is a legacy plan which continued as our own plan upon our separation from Alberto-Culver. We utilized the ACSOP for awards made prior to the approval of the 2007 Omnibus Plan by our stockholders in April of 2007. These awards were intended to mark our establishment as an independent publicly traded company, to strengthen the retention value of the compensation program by providing time-vested awards and to align the interests of our key employees with those of our stockholders, as the benefits of these awards can only be realized with an appreciation of the price of our Common Stock. With respect to these grants, the Compensation Committee gave consideration to employees who had made a significant contribution over time, to previous equity awards made under Alberto-Culver and the individual's expected future contribution to our business results. The optionees and amounts for these awards were determined in accordance with the grant practices for equity-based awards outlined above except as noted below. The purchase price per share was equal to the fair market value on the date of the grant, as determined by the closing price of a share of our Common Stock as reported in the NYSE on the date as of which such value is being determined, in accordance with the terms of the ACSOP, as amended. These grants provided for a four-year vesting period beginning one year from the grant date of the option, with one quarter of each such grant vesting each year based upon the continued employment of the grantee, and generally expire on the tenth anniversary of the date of grant. Based upon their experience with other public companies and guidance from Cook, the Compensation Committee believed that the manner in which it determined the duration of the options, the amounts and the vesting period was commensurate with similar measures utilized by similarly-situated public companies in the retail industry.

 Annual Awards Under 2007 Omnibus Plan.    The 2007 Omnibus Plan, which provides for grant of various long-term incentive awards including stock options, restricted stock and other equity and cash awards, was approved by our stockholders in April 2007. Following that approval, the Compensation Committee utilized this plan as the sole plan for the grant of options to purchase our Common Stock to our employees for the remainder of our 2007 fiscal year, and intends to solely utilize this plan with respect to the grants of equity-based incentive awards to our employees going forward. The Compensation Committee primarily utilizes the grants of stock options as a means of compensation, because the Compensation Committee believes this aligns the interests of these individuals with the interests of our stockholders and our growth in real value over the long-term, as the benefits of these awards can only be realized with an appreciation of the price of our Common Stock. The Compensation Committee evaluates whether the equity component of our key employees' compensation is commensurate with the equity compensation practices of similarly-situated public companies (as discussed with Cook) to provide some assurance that the stock option awards properly motivate and retain our key employees. Future decisions with respect to grants of incentive awards will be made in consultation with independent compensation consultants, and the Compensation Committee will consider factors similar to those used for determining executive officers' base salaries.

On April 26, 2007, the Compensation Committee granted stock options to the executive officers and other key employees as part of their fiscal 2007 compensation package under the 2007 Omnibus Plan.

The Compensation Committee determines the total amount of equity awards that may be awarded in any fiscal year by setting our aggregate long-term incentive budget. The aggregate long-term incentive budget was set after discussions with Cook and management and was based upon a review of peer group practices and the projected impact to our net income. The optionees, terms and amounts for these awards were determined as set forth below. The purchase price per share was equal to the fair market value on the date of the grant, as determined by the 2007 Omnibus Plan provision, which utilizes the closing price of our Common Stock on the NYSE. The 2007 grants provided for a four-year vesting period beginning on September 30, 2007, with one quarter of each such grant vesting each year, and generally expire ten years from the date of grant. Based upon input received from Cook, the Compensation Committee believes that the manner in which it determined the duration of the options, the amounts and the vesting period is commensurate with similar measures utilized by similarly-situated public companies in the retail industry (per the competitive data provided by Cook).

 Transitional Compensation.    As part of our transition to a newly-independent public company, our Compensation Committee felt it important to align our new strategic objectives with a revised, more streamlined executive compensation program that has benefits comparable in the aggregate to what our executives were provided by Alberto-Culver. To accomplish this goal, the Compensation Committee decided to phase out certain Alberto-Culver plans, including the 401(k) and profit sharing restoration and supplemental payments, the final distribution payments under the Alberto-Culver Executive Deferred Compensation Plan, the deferred bonus payments due from elections made by Mr. Winterhalter while an employee of Alberto-Culver, and the restoration payments made to executive officers after we terminated the Alberto-Culver Executive Deferred Compensation Plan. The amounts paid to the named executive officers in connection with the phase out of these plans did not reflect compensation for services rendered during our 2007 fiscal year. They are, however, discussed in footnotes 13 and 15 through 19 to our Summary Compensation Table. The determination to phase-out these benefits reflected the Compensation Committee's belief that it was important to treat the affected individuals fairly during the transition to our new compensation program and that doing so would enhance the retention value of our program during this transition period.

 Benefits and Perquisites.    Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies.

        In addition, our named executive officers (other than Mr. Rea, who is not yet eligible due to service requirements), are eligible to participate in our 401(k) plan, which represents the only retirement benefit which we provide to our named executive officers. Under the 401(k) plan, our named executive officers may contribute, on a pre-tax basis, up to 50% of eligible compensation, as defined in the plan, subject to IRS limitations ($15,500 for pre-tax contributions and $5,000 for catch-up contributions in 2007). We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 3% and 50% on the next 2% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. For fiscal year 2007, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of 3.53% of eligible compensation was an appropriate profit-sharing contribution.

        Our executive compensation program provides limited perquisites consistent with our philosophy of emphasizing performance-based pay. All perquisites for executive officers must be approved by the Compensation Committee. The limited perquisites provided to our executive officers, including our named executive officers, include life insurance equal to 2.5 times the executive's base salary, reimbursement for physicals, and reimbursement to Mr. Winterhalter for outside counsel's review of his severance and change-in-control benefits, as well as relocation benefits. For a description of the perquisites paid to our named executive officers for 2007, please see the Summary Compensation Table on page 33 of this proxy statement.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly situated public companies, and that offering such benefits and perquisites enhances our ability to attract and retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation to which our named executive officers are entitled or awarded.

 Severance and Change in Control Agreements.    We had in place, at the time of the separation from Alberto-Culver, agreements with certain of our executive officers that provide payments and benefits to them in the event that their employment terminates within two years of a change-in control. In addition, certain of our other executive officers had agreements (entered into at the time of the spin-off in consideration for their termination of certain severance agreements with Alberto-Culver) that provide payments and benefits to them if their employment terminates in situations that do not constitute a change in control. Please see "Employment Agreements and Termination of Employment and Change in Control Arrangements" on page 41 of this proxy statement for a description of and potential payouts under these arrangements. Additionally, the Compensation Committee implemented change in control agreements with Messrs Rea, Spinozzi and Golliher that were similar with regard to the terms and conditions of the change in control agreements outlined above. The Compensation Committee determined that these severance and change-in-control agreements were generally consistent with those in place at similarly-situated public companies and, per the recommendation of our CEO, were necessary to retain and recruit our senior executives. In addition, the Compensation Committee deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their severance and change-in-control arrangements.

 Indemnification Agreements.    In December of 2006, the Board of Directors, upon the recommendation of outside legal counsel and as part of the incentive package promised to attract the members of the new Board of Directors, provided each member of the Board with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this proxy statement for a description of these arrangements. As a member of the Board, Mr. Winterhalter was provided with one of these indemnification agreements. During the effort to recruit Mr. Rea as Chief Financial Officer, the Compensation Committee determined that the implementation of an indemnification agreement became necessary. Accordingly, we have entered into indemnification agreements with Messrs. Winterhalter and Rea which are intended to provide them with the maximum protection available under applicable law in connection with their services to us. The Compensation Committee believes that these indemnification agreements are important in retaining our CEO and CFO.

Material Changes to Our 2008 Executive Compensation Process

        For fiscal 2008, our Compensation Committee made several material changes to our executive compensation process to provide the Compensation Committee with more relevant information. The companies utilized to benchmark our compensation arrangements and aggregate equity compensation practices against were changed in 2008 after discussions with Cook and management to better reflect similarity with us as measured by our revenue, market capitalization, and retail line of business. For Cook's fiscal 2008 analyses peer companies were selected by management, reviewed by Cook and approved by the Chairwoman of the Compensation Committee. In its fiscal 2008 analysis Cook, utilized the following 12 peer companies:

American Eagle Outfitters, Inc.	GameStop Corp.	Stage Stores, Inc.
Charming Shoppes, Inc.	O'Reilly Automotive, Inc.	The Talbots, Inc.
Dollar Tree Stores, Inc.	Rent-A-Center, Inc.	Williams-Sonoma, Inc.
Family Dollar Stores, Inc.	Retail Ventures, Inc.	Zale Corporation

        Three of the peer companies, Dollar Tree, Retail Ventures and Stage Stores, were included in the fiscal 2007 peer group.

In terms of size, our revenues approximated the 25th percentile and market capitalization was between the 25th percentile and median of these peer companies.

        As previously noted, when the Compensation Committee considered the compensation arrangements for our executive officers for the 2008 fiscal year, it also reviewed a tally sheet which contained the information detailed above. As part of their total compensation review, the Compensation Committee intends to review the termination agreements with our executive officers prior to the expiration of these agreements (other than Mr. Winterhalter's) in November of 2008. Mr. Winterhalter's termination agreement does not expire.

        In October 2007, the Compensation Committee reviewed market data on the peer companies noted above to ascertain whether any significant changes to the base salaries for the executive officers were needed for the 2008 fiscal year to align our executive team with the market. After evaluating his performance, the increased responsibilities in becoming the CEO of an independent publicly traded company and considering the competitive data provided by Cook, the Compensation Committee determined it was advisable to increase the base salary of Mr. Winterhalter from $725,000 to $825,000 per annum. This adjustment placed Mr. Winterhalter's base salary between the 25th percentile and the median of our peer group. The Compensation Committee did not materially increase (all increases were less than 4%) the base salary levels for any other named executive officer, as these salaries were around the 25th percentile of our peer group. The Compensation Committee also determined that no changes to current target annual bonus opportunities for executive officers were warranted at this time.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee considers the implications of Section 162(m) of the Internal Revenue Code in its compensation decisions, and believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. We believe the awards made for 2007 under the Alberto MIP and the stock options granted under the 2007 Omnibus Plan qualify as performance based compensation that is exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code.

        The Compensation Committee also reserves flexibility to approve compensation arrangements that are not necessarily fully tax deductible to us. Such an event could include where the Compensation Committee believes the compensation award is necessary to continue and attract and retain the best possible executive talent, or to motivate such executives to achieve the goals inherent in the our business strategy.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Kathleen J. Affeldt (Chair) Marshall E. Eisenberg Martha Miller de Lombera Edward W. Rabin

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our CEO, all persons who served as our CFO during the 2007 fiscal year, and our three other most highly compensated persons, which we refer to as our named executive officers. The determination of our CEO, our CFO and our three most highly compensated persons was based on their employment with Alberto-Culver from October 1, 2006 to November 16, 2006 and with us from November 17, 2006 to September 30, 2007, and includes compensation paid to Gary T. Robinson, our former Senior Vice President, Chief Financial Officer and Treasurer, who retired on January 15, 2007. David Rea, our current Senior Vice President and Chief Financial Officer, did not receive compensation from us until the start of his employment with us on January 15, 2007. All of the information included in this table reflects compensation earned by the named executive officers for services rendered to us for the year ended September 30, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(4)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(12)		Total ($)

Gary G. Winterhalter President and Chief Executive Officer	2007	712,500	(1)	244,573	(5)	2,640,142	(6)	470,250	(7)	264,090	(13)	4,331,555	(19)
David L. Rea Senior Vice President Chief Financial Officer	2007	320,192	(2)	163,935		327,401		126,796	(8)	911	(14)	939,235
Gary R. Robinson Retired Senior Vice President, Chief Financial Officer and Treasurer	2007	85,670	(3)	7,125	(5)	154,115	(6)	—		868,472	(15)	1,115,382
John R. Golliher President, Beauty Systems Group	2007	325,000		26,298	(5)	741,833		113,100	(9)	426,715	(16)	1,632,946
Michael G. Spinozzi President, Sally Beauty Supply	2007	375,000		220,360	(5)	310,629	(6)	259,749	(10)	9,192	(17)	1,174,930
Bennie L. Lowery Senior Vice President and General Merchandise Manager, Beauty Systems Group	2007	323,182		7,125	(5)	513,275		127,981	(11)	89,528	(18)	1,061,091

(1)
This amount represents the dollar value of base salary earned by Mr. Winterhalter during our 2007 fiscal year. On December 4, 2006, Mr. Winterhalter received an increase in his annual base salary from $650,000 to $725,000.

(2)
This amount represents the dollar value of base salary earned by Mr. Rea during our 2007 fiscal year. Mr. Rea was hired as our Senior Vice President and Chief Financial Officer on January 15, 2007 and was provided with an annual base salary of $450,000.

(3)
This amount represents the dollar value of base salary earned by Mr. Robinson during our 2007 fiscal year, plus accrued vacation of $10,669 paid out to him. Mr. Robinson served as our Senior Vice President, Chief Financial Officer and Treasurer during our 2007 fiscal year until the date of his retirement on January 15, 2007.

(4)
Amounts reported reflect the dollar amount recognized for financial statement reporting purposes for our 2007 fiscal year, calculated in accordance with SFAS 123R. These award fair values have been determined based on the assumptions set forth in Note 5 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on November 29, 2007.

(5)
Includes accelerated vesting of $14,250, $7,125, $26,298, $220,360, and $7,125 for restricted shares held by Messrs. Winterhalter, Robinson, Golliher, Spinozzi and Lowery, respectively, in connection with the separation from Alberto-Culver.

(6)
Includes accelerated vesting of $260,299, $154,115 and $51,883 for options to purchase our Common Stock held by Messrs. Winterhalter, Robinson and Spinozzi, respectively, in connection with the separation from Alberto-Culver.

(7)
This amount reflects Mr. Winterhalter's cash performance bonus pursuant to the Alberto MIP for our 2007 fiscal year and is comprised of (a) $200,551, which represents the amount awarded to Mr. Winterhalter as a result of the satisfaction of the minimum performance criteria under the Sally 2007 MIP, as reduced by the Compensation Committee, and (b) $269,699, which the Compensation Committee awarded to Mr. Winterhalter as a discretionary bonus.

(8)
This amount reflects Mr. Rea's cash performance bonus pursuant to the Alberto MIP for our 2007 fiscal year and is comprised of (a) $54,077, which represents the amount awarded to Mr. Rea as a result of the satisfaction of the minimum performance criteria under the Sally 2007 MIP, as reduced by the Compensation Committee, and (b) $72,719, which the Compensation Committee awarded to Mr. Rea as a discretionary bonus.

(9)
This amount reflects Mr. Golliher's cash performance bonus pursuant to the Alberto MIP for our 2007 fiscal year and is comprised of $113,100, which the Compensation Committee awarded to Mr. Golliher as a discretionary bonus.

(10)
This amount reflects Mr. Spinozzi's cash performance bonus pursuant to the Alberto MIP for our 2007 fiscal year and is comprised of $259,749, which represents the amount awarded to Mr. Spinozzi as a result of the satisfaction of the minimum performance criteria under the Sally 2007 MIP, as reduced by the Compensation Committee.

(11)
This amount reflects Mr. Lowery's cash performance bonus pursuant to the Alberto MIP for our 2007 fiscal year and is comprised of (a) $54,581, which represents the amount awarded to Mr. Lowery as a result of the satisfaction of the minimum performance criteria under the Sally 2007 MIP, as reduced by the Compensation Committee, and (b) $73,400, which the Compensation Committee awarded to Mr. Lowery as a discretionary bonus.

(12)
The amounts listed exclude (a) payments made on December 15, 2006 under the Alberto-Culver Shareholder Value Incentive Plan, which we refer to as the SVIP, for each of the three-year performance periods ending on September 30, 2004, 2005 and 2006, to Messrs. Winterhalter, Robinson, Golliher and Lowery in the amount of $84,168, $23,567, $10,100 and $30,300, respectively, and (b) distribution payments made during our 2007 fiscal year which represented employee deferrals and accrued interest under the Alberto-Culver Deferred Compensation Plan in prior years, which we elected not to continue following our separation from Alberto-Culver, to Messrs. Winterhalter, Robinson, Golliher and Lowery in the amount of $1,199,269, $73,243, $37,342 and $127,455, respectively. All of these payments relate to compensation earned by such individuals during periods prior to our 2007 fiscal year.

(13)
Represents (1) $13,640 of reimbursements of personal legal fees related to the review by Mr. Winterhalter's counsel of his severance and change-in-control benefits, of which $4,972 represents a gross up amount to cover the resulting tax payments; (2) $230,512 of company restoration contributions to our 401(k) and profit sharing plans, of which (a) $21,044 represents a restoration payment to provide Mr. Winterhalter with the full benefit of our matching contributions which were limited by IRS rules regarding the maximum amount of eligible earnings which can be subject to an employer match in a qualified retirement savings plan, (b) $146,535 represents a one-time payment in lieu of the continuation of a deferred contribution program of Alberto-Culver which Mr. Winterhalter participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made yearly restoration payments, and (c) $62,933 represents a payment in lieu of restoration payments which Mr. Winterhalter would have been entitled to receive in 2007 under a deferred compensation plan of Alberto-Culver which Mr. Winterhalter participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made restoration payments which were intended to compensate Mr. Winterhalter for contributions that would otherwise have been made to his qualified retirement savings plan account had such contributions not been limited by IRS rules; (3) $1,620 of dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Winterhalter; and (4) $18,318 of matching contributions to our 401(k) plan and contributions to our profit sharing plan.

(14)
Represents the dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Rea.

(15)
Represents (1) $5,467 of restoration payment to provide Mr. Robinson with the full benefit of our matching contributions which were limited by IRS rules regarding the maximum amount of eligible earnings which can be subject to an employer match in a qualified retirement savings plan; (2) $231 of dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Robinson; (3) $2,236 of matching contributions to our 401(k) plan; and (4) $860,538 of lump sum cash severance payment received pursuant to this termination agreement with us upon his retirement on January 15, 2007.

(16)
Represents (1) $382,790 of reimbursements for relocation expenses related to Mr. Golliher's transfer from California to Texas, of which $109,993 represents a gross up amount to cover the resulting tax payments; (2) $24,729 of company restoration contributions to our 401(k) and profit sharing plans, of which (a) $2,337 represents a restoration payment to provide Mr. Golliher with the full benefit of our matching contributions which were limited by IRS rules regarding the maximum amount of eligible earnings which can be subject to an employer match in a qualified retirement savings plan, (b) $15,582 represents a one-time payment in lieu of the continuation of a deferred contribution program of Alberto-Culver which Mr. Golliher participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made yearly restoration payments, and (c) $6,810 represents a payment in lieu of restoration payments which Mr. Golliher would have been entitled to receive in 2007 under a deferred compensation plan of Alberto-Culver which Mr. Golliher participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made restoration payments which were intended to compensate Mr. Golliher for contributions that would otherwise have been made to his qualified retirement savings plan account had such contributions not been limited by IRS rules; (3) $878 of dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Golliher; and (4) $18,318 of matching contributions to our 401(k) plan and contributions to our profit sharing plan.

(17)
Represents (1) $1,013 of dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Spinozzi, and (2) $8,179 of matching contributions to our 401(k) plan and contributions to our profit sharing plan.

(18)
Represents (1) $70,337 of company restoration contributions to our 401(k) and profit sharing plans, of which (a) $6,178 represents a restoration payment to provide Mr. Lowery with the full benefit of our matching contributions which were limited by IRS rules regarding the maximum amount of eligible earnings which can be subject to an employer match in a qualified retirement savings plan, (b) $44,707 represents a one-time payment in lieu of the continuation of a deferred contribution program of Alberto-Culver which Mr. Lowery participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made yearly restoration payments, and (c) $19,452 represents a payment in lieu of restoration payments which Mr. Lowery would have been entitled to receive in 2007 under a deferred compensation plan of Alberto-Culver which Mr. Lowery participated in prior to our separation from Alberto-Culver and into which Alberto-Culver made restoration payments which were intended to compensate Mr. Lowery for contributions that would otherwise have been made to his qualified retirement savings plan account had such contributions not been limited by IRS rules; (2) $873 of dollar value of insurance premiums paid by or on behalf of us with respect to life insurance for the benefit of Mr. Lowery; and (3) $18,318 of matching contributions to our 401(k) plan and contributions to our profit sharing plan.

(19)
This amount does not include the following amounts which were received by Mr. Winterhalter during our 2007 fiscal year relating to compensation from prior years, received under the Alberto-Culver Deferred Compensation Plan (which was a plan of Alberto-Culver which was not continued by us): (1) $268,185, of which $223,000 represented Mr. Winterhalter's deferred annual bonus for our 2003 fiscal year and $45,185 represented accrued interest thereon, and (2) $248,784, of which $246,500 represented Mr. Winterhalter's deferred annual bonus for our 2006 fiscal year and $2,284 represented accrued interest thereon.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2007

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
													Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards
		Compensation Committee Action Date
Name	Grant Date			Threshold ($)	Target ($)		Maximum ($)
Gary G. Winterhalter	01/24/07 12/04/06 04/26/07	01/24/07 12/04/06 04/25/07	(1)	$0	$712,500	(2)	$1,275,376	(2)	200,000	(7)	600,000 450,000	(8) (9)	9.57 9.66	1,680,000 2,479,171 1,870,013
David L. Rea	01/15/07 01/15/07 04/26/07	01/12/07 01/12/07 04/25/07	(1)	$0	$192,115	(3)	$343,886	(3)	150,000	(7)	200,000 200,000	(10) (9)	7.70 9.66	1,155,000 674,233 831,117
Gary R. Robinson
John R. Golliher	12/04/06 04/26/07	12/04/06 04/25/07	(1)	$0	$195,000	(4)	$349,050	(4)			115,000 155,000	(8) (9)	9.57 9.66	475,174 644,115
Michael G. Spinozzi	12/04/06 04/26/07	12/04/06 04/25/07	(1)	$0	$225,000	(5)	$402,750	(5)			115,000 155,000	(8) (9)	9.57 9.66	475,174 644,115
Bennie L. Lowery	12/04/06 04/26/07	12/04/06 04/25/07		$0	$193,909	(6)	$347,098	(6)			115,000 100,000	(8) (9)	9.57 9.66	475,174 415,558

(1)
On April 25, 2007, our Compensation Committee made grants of options to purchase shares of our Common Stock under the 2007 Omnibus Plan, contingent on the approval of that plan by our stockholders. On April 26, 2007, our stockholders approved the 2007 Omnibus Plan, making the grant date of these awards April 26, 2007.

(2)
Pursuant to the Alberto MIP, the target cash bonus for Mr. Winterhalter was established at $712,500 and Mr. Winterhalter was entitled to receive a maximum cash bonus in the amount of $1,275,376, which is equal to the sum of (a) $427,500, in the event that we achieved 104% or greater of the target amount of sales for our 2007 fiscal year, (b) $570,000, in the event that we achieved 104% or greater of the target amount of adjusted EBITDA for our 2007 fiscal year, (c) $138,938, in the event that working capital as a percentage of revenue for Sally Beauty Supply for our 2007 fiscal year was 14.51% or below, and (d) $138,938, in the event that working capital as a percentage of revenue for BSG for our 2007 fiscal year was 22.72% or below.

(3)
Pursuant to the Alberto MIP, the target cash bonus for Mr. Rea was established at $192,115 and Mr. Rea was entitled to receive a maximum cash bonus in the amount of $343,886, which is equal to the sum of (a) $115,270, in the event that we achieved 104% or greater of the target amount of sales for our 2007 fiscal year, (b) $153,692, in the event that we achieved 104% or greater of the target amount of adjusted EBITDA for our 2007 fiscal year, (c) $37,462, in the event that working capital as a percentage of revenue for Sally Beauty Supply for our 2007 fiscal year was 14.51% or below, and (d) $37,462, in the event that working capital as a percentage of revenue for BSG for our 2007 fiscal year was 22.72% or below.

(4)
Pursuant to the Alberto MIP, the target cash bonus for Mr. Golliher was established at $195,000 and Mr. Golliher was entitled to receive a maximum cash bonus in the amount of $349,050, which is equal to the sum of (a) $117,000, in the event that we achieved 104% or greater of the target amount of BSG sales (excluding Armstrong McCall) for our 2007 fiscal year, (b) $156,000, in the event that we achieved 104% or greater of the target amount of BSG adjusted EBITDA for our 2007 fiscal year, and (c) $76,050, in the event that working capital as a percentage of revenue for BSG (excluding Armstrong McCall) for our 2007 fiscal year was 22.72% or below.

(5)
Pursuant to the Alberto MIP, the target cash bonus for Mr. Spinozzi was established at $225,000 and Mr. Spinozzi was entitled to receive a maximum cash bonus in the amount of $402,750, which is equal to the sum of (a) $135,000, in the event that we achieved 104% or greater of the target amount of Sally US and Canada sales for our 2007 fiscal year, (b) $180,000, in the event that we achieved 104% or greater of the target amount of Sally US and Canada adjusted EBITDA for our 2007 fiscal year, and (c) $87,750, in the event that working capital as a percentage of revenue for Sally USA and Canada for our 2007 fiscal year was 13.52% or below.

(6)
Pursuant to the Alberto MIP, the target cash bonus for Mr. Lowery was established at $193,909 and Mr. Lowery was entitled to receive a maximum cash bonus in the amount of $347,098, which is equal to the sum of (a) $116,346, in the event that we achieved 104% or greater of the target amount of sales for our 2007 fiscal year, (b) $155,128, in the event that we achieved 104% or greater of the target amount of adjusted EBITDA for our 2007 fiscal year, (c) $37,812, in the event that working capital as a percentage of revenue for Sally Beauty Supply for our 2007 fiscal year was 14.51% or below, and (d) $37,812, in the event that working capital as a percentage of revenue for BSG (excluding Armstrong McCall) for our 2007 fiscal year was 22.72% or below.

(7)
Granted pursuant to the 2003 Alberto-Culver Restricted Stock Plan and vest ratably over a five year period beginning on January 23, 2008, for Mr. Winterhalter and January 14, 2008 for Mr. Rea, respectively. Dividend equivalents will be credited at the same time dividends are paid, if any, on our Common Stock.

(8)
Granted pursuant to the Alberto-Culver Employee Stock Option Plan of 2003 and vest ratably over a four year period beginning on December 3, 2007.

(9)
Granted pursuant to the 2007 Omnibus Plan and vest ratably over a four year period beginning on September 29, 2007.

(10)
Granted pursuant to the Alberto-Culver Employee Stock Option Plan of 2003 and vest ratably over a four year period beginning on January 14, 2008.

Employment Agreements

        We have entered into a letter agreement with Mr. Rea concerning certain terms of his employment with us, as described below under "Employment Agreements and Termination of Employment and Change in Control Arrangements."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007

	Option Awards								Stock Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
											Market Value of Shares or Units of Stock That Have Not Vested ($)
									Number of Shares or Units of Stock That Have Not Vested (#)
						Option Exercise Price ($)
Name								Option Expiration Date
	Exercisable		Unexercisable
Gary G. Winterhalter	112,500		600,000 337,500	(2) (3)		9.57 9.66		12/04/2016 04/26/2017	200,000	(9)	$1,690,000	(11)
David L. Rea	50,000		200,000 150,000	(4) (5)		7.70 9.66		01/15/2017 04/26/2017	150,000	(10)	$1,267,500	(11)
John R. Golliher	5,076 6,519 7,751 7,313 38,750	(1) (1) (1) (1)	115,000 116,250	(6) (7)		2.00 2.00 2.00 2.00 9.57 9.66	(1) (1) (1) (1)	09/30/2012 09/30/2013 09/30/2014 09/30/2015 12/04/2016 04/26/2017
Michael G. Spinozzi	3,545 38,750	(1)	115,000 116,250	(6) (7)		2.00 9.57 9.66	(1)	05/30/2016 12/04/2016 04/26/2017
Bennie L. Lowery	32,940 26,397 24,449 19,194 18,284 25,000	(1) (1) (1) (1) (1)	115,000 75,000	(6) (8)		2.00 2.00 2.00 2.00 2.00 9.57 9.66	(1) (1) (1) (1) (1)	09/30/2011 09/30/2012 09/30/2013 09/30/2014 09/30/2015 12/04/2016 04/26/2017

(1)
Pursuant to an employee matters agreement that we entered into in connection with our separation from Alberto-Culver, options held by our executives to purchase shares of Alberto-Culver's common stock were converted into options to purchase shares of our Common Stock, with an exercise price of $2.00 per share. In order to maintain the same intrinsic value as prior to the separation, the number of stock options and the exercise prices were adjusted accordingly.

(2)
On December 4, 2006, Mr. Winterhalter was granted options to purchase 600,000 shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan. 150,000 of these options vested on December 3, 2007 and the remaining 450,000 options vest in equal amounts on each of December 3, 2008, December 3, 2009 and December 3, 2010.

(3)
On April 26, 2007, Mr. Winterhalter was granted 450,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. 112,500 of these options vested on September 29, 2007 and the remaining 337,500 options vest in equal amounts on each of September 29, 2008, September 29, 2009 and September 29, 2010.

(4)
On January 15, 2007, Mr. Rea was granted 200,000 options to purchase shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan. 50,000 of these options vest on January 14, 2008 and the remaining 150,000 options vest in equal amounts on each of January 14, 2009, January 14, 2010 and January 14, 2011.

(5)
On April 26, 2007, Mr. Rea was granted options to purchase 200,000 shares of our Common Stock pursuant to the 2007 Omnibus Plan. 50,000 of these options vested on September 29, 2007 and the remaining 150,000 options vest in equal amounts on each of September 29, 2008, September 29, 2009 and September 29, 2010.

(6)
On December 4, 2006, Messrs. Golliher, Spinozzi and Lowery were each granted 115,000 options to purchase shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan. 28,750 of these options vested on December 3, 2007 and the remaining 86,250 options vest in equal amounts on each of December 3, 2008, December 3, 2009 and December 3, 2010.

(7)
On April 26, 2007, Messrs. Golliher and Spinozzi were each granted 155,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. 38,750 of these options vested on September 29, 2007 and the remaining 116,250 options vest in equal amounts on each of September 29, 2008, September 29, 2009 and September 29, 2010.

(8)
On April 26, 2007, Mr. Lowery was granted 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. 25,000 of these options vested on September 29, 2007 and the remaining 75,000 options vest in equal amounts on each of September 29, 2008, September 29, 2009 and September 29, 2010.

(9)
On January 24, 2007, Mr. Winterhalter was granted 200,000 time-based restricted shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Restricted Stock Plan. 40,000 of these restricted shares vest on January 15, 2008 and the remaining 160,000 will vest in equal amounts on each of January 15, 2009, January 15, 2010, January 15, 2011 and January 15, 2012.

(10)
On January 15, 2007, Mr. Rea was granted 150,000 time-based restricted shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Restricted Stock Plan. 30,000 of these restricted shares vest on January 15, 2008 and the remaining 120,000 restricted shares will vest in equal amounts on each of January 15, 2009, January 15, 2010, January 15, 2011 and January 15, 2012.

(11)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 28, 2007, which was $8.45.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2007

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	229,131	$1,457,273	(1)	1,500	$78,675	(3)
Gary R. Robinson	22,986	$162,741	(2)	750	$39,338	(3)
John R. Golliher	N/A	N/A		482	$25,281	(3)
Michael G. Spinozzi	N/A	N/A		5,000	$262,250	(3)
Bennie L. Lowery	N/A	N/A		551	$28,900	(3)

(1)
This amount reflects the difference between the exercise price of the options, which was $2.00, and the closing price of $8.36 for our Common Stock on the NYSE on August 23, 2007, the date on which the options were exercised by Mr. Winterhalter. Mr. Winterhalter exercised these stock options and is currently holding the underlying shares.

(2)
This amount reflects the difference between the exercise price of the options, which was $2.00, and $9.08, or the price of our Common Stock on the NYSE at the time and on the date (April 9, 2007) on which the options were exercised by Mr. Robinson.

(3)
The vesting of outstanding equity awards held by Messrs. Winterhalter, Robinson, Golliher, Spinozzi and Lowery, respectively, were accelerated in connection with our separation from Alberto-Culver on November 16, 2006. Values listed are based upon the number of shares acquired on November 16, 2006, using the closing price for Alberto-Culver's common stock on the NYSE, or $52.45, on November 16, 2006.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

        In connection with his recruitment and hiring, we have entered into a letter agreement with Mr. Rea concerning certain terms of his employment with us. Pursuant to the letter agreement, Mr. Rea's annual compensation consists of (i) a base salary of $450,000, (ii) a cash bonus pursuant to the then-applicable annual cash incentive award program at a potential level of 60% of his base salary, (iii) participation in our regular long-term incentive plans applicable to executives at Mr. Rea's level (in the years following the option grants described in the next sentence), and (iv) participation in our employee benefit plans for senior executive officers. In addition, pursuant to the letter agreement, we agreed to recommend to the Compensation Committee that Mr. Rea receive the following option grants at the corresponding times: (a) 200,000 options to purchase shares of our Common Stock upon the commencement of his employment with us on January 15, 2007, which vest ratably over four years, (b) 200,000 options to purchase shares of our Common Stock immediately following the annual meeting of our stockholders on April 26, 2007, which vest ratably over four years, (c) 200,000 options to purchase shares of our Common Stock in the first quarter of our 2008 fiscal year, which will vest ratably over four years, (d) 100,000 options to purchase shares of our Common Stock approximately one year after the date of the grant described in (c) above, which will vest ratably over four years, and (e) 100,000 options to purchase shares of our Common Stock approximately one year after the date of the grant described in (d) above, which will vest ratably over four years. In addition, as described in the letter agreement, Mr. Rea received 150,000 shares of restricted stock on January 15, 2007 that will vest ratably over five years. Mr. Rea's letter agreement also contained certain termination provisions as described below. Other than this agreement and the termination of employment and change of control arrangements described below, we do not have employment agreements with any other executive officers.

Executive Officer Severance (Change in Control) and Termination of Employment Arrangements

        In anticipation of our separation from Alberto-Culver and in consideration for the termination of certain then-existing change-of-control-based severance payment rights, certain of our executive officers entered into two new severance arrangements. The first of these, known as the "severance agreement," provided certain payments and benefits in the event of termination for up to two years after a change in control following the separation. All of our executive officers are now parties to these types of severance agreements with us. Payment of benefits under this agreement is triggered by a change of control following the separation. In addition, Mr. Winterhalter and certain of our other executive officers are parties to "termination agreements" that provide payments and medical benefits if such officer's employment terminates either before or within two years of the completion of the separation (even in situations that do not constitute a change in control). Mr. Rea is party to a different termination arrangement, as described below.

Executive Officer Severance Agreements

        We have entered into severance agreements with certain of our executive officers, including our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by a qualifying termination, which includes termination by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five years preceding termination (or, such portion thereof during which the individual performed services for us if the individual has been employed by us for less than the five year period), (iii) any accrued but unpaid vacation and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If in the 24 months following a change in control the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will generally be entitled to receive a cash amount equal to any accrued but unpaid vacation pay.

        For purposes of the Severance Agreement, "change in control" generally includes (i) the acquisition by any person, other than CDRS or its affiliates, of 20% or more of the voting power of our outstanding Common Stock, (ii) a change in the majority of the incumbent Board of Directors, (iii) certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets, or (iv) stockholder approval of our complete liquidation or dissolution.

        Generally, any payments to an executive under the severance agreements are to be reduced so that the "present value," as determined under Section 280G of the Internal Revenue Code, of such payments plus any other "parachute payments" under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's "base amount," as defined in Section 280G of the Internal Revenue Code. Notwithstanding the foregoing, no restrictions in payments pursuant to the preceding sentence are to be applied to payments which do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

        The executives party to a Severance Agreement with us and their respective payment multiples are set forth in the following table:

Executive Officer	Multiple
Gary G. Winterhalter President and CEO	2.99
David L. Rea Senior Vice President, Chief Financial Officer and Treasurer	1.99
John R. Golliher President, Beauty Systems Group LLC	1.99
Mike Spinozzi President, Sally Beauty Supply, LLC	1.99
Bennie L. Lowery Senior Vice President and General Merchandise Manager, Beauty Systems Group LLC	2.49

Executive Officer Termination Agreements

        Mr. Winterhalter.    On June 19, 2006, Alberto-Culver and Sally Holdings, Inc. (now Sally Holdings LLC, an indirect subsidiary of Sally Beauty Holdings, Inc.) entered into a termination agreement with Mr. Winterhalter. On January 24, 2007, the Compensation Committee of the Board approved and authorized us to enter into an amendment to the termination agreement with Mr. Winterhalter. The amendment extends Mr. Winterhalter's eligibility to receive severance payments upon an eligible termination of employment to include eligible terminations occurring on or after November 16, 2008, and provides a lump sum cash payment in lieu of participation in our medical plan beyond a stated period following an eligible termination of employment.

        As amended, Mr. Winterhalter's termination agreement provides that, in the event that Mr. Winterhalter's employment is terminated by us without "cause" or by Mr. Winterhalter for "good reason," we will pay to Mr. Winterhalter (i) if the date of the termination is prior to November 16, 2008, a lump sum payment equal to 2.99 times his current salary plus 2.99 times the average dollar amount of his actual or annualized annual bonus, paid or payable, to Mr. Winterhalter in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs, or (ii) if the date of termination is on or after November 16, 2008, a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, to Mr. Winterhalter in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs. Also, pursuant to the termination agreement, following Mr. Winterhalter's termination by us without "cause" or for "good reason," we will pay for and provide to Mr. Winterhalter outplacement services with an outplacement firm of his choosing, provided that we are not to be responsible for such services to the extent they exceed $12,000 or are provided for more than one year following the date of termination.

        In addition, for 18 months subsequent to a termination of employment by us without "cause" or by Mr. Winterhalter for "good reason," we will continue to provide Mr. Winterhalter with medical benefits. At the conclusion of the 18 month period, we will pay Mr. Winterhalter a lump sum cash payment in an amount equal to the monthly cost to us of such benefits times (i) 18, if the date of termination is prior to November 16, 2008, or (ii) six, if the date of termination is on or after November 16, 2008.

        Generally, any payments to Mr. Winterhalter pursuant to the termination agreement are to be reduced so that the "present value," as determined pursuant to Section 280G of the Internal Revenue Code, of such payments plus any other "parachute payments" under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times Mr. Winterhalter's "base amount," as defined in Section 280G of the Internal Revenue Code. Notwithstanding the foregoing, no restrictions in payments pursuant to the preceding sentence are to be applied to payments which do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

        Mr. Rea.    On January 12, 2007, the Compensation Committee of the Board approved a severance arrangement (as promised in his letter agreement described above) with Mr. Rea that provides him (in certain circumstances other than a change in control, including being terminated by us without "just cause"), in the event his employment is terminated by us, a payment equal to $450,000 plus his target bonus with respect to the fiscal year in which he is terminated.

        Mr. Lowery.    On June 19, 2006, Alberto-Culver and Sally Holdings, Inc. entered into a termination agreement with Mr. Lowery. Mr. Lowery's termination agreement provides that in the event Mr. Lowery's employment is terminated prior to November 16, 2008 by us without "cause" or by Mr. Lowery for "good reason," we will pay to Mr. Lowery a lump sum payment equal to 2.49 times his current salary plus 2.49 times the average dollar amount of his actual or annualized annual bonus, paid or payable, to Mr. Lowery in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs. In addition, in the event of such a termination of employment, we will continue to provide Mr. Lowery with medical benefits for the 18 months following his termination date. Also, pursuant to the termination agreement, following Mr. Lowery's termination by us without "cause" or for "good reason," we will pay for and provide to Mr. Lowery outplacement services with an outplacement firm of his choosing, provided that we are not to be responsible for such services to the extent they exceed $12,000 or are provided for more than one year following the date of termination.

        Generally, any payments to Mr. Lowery pursuant to the termination agreement are to be reduced so that the "present value," as determined pursuant to Section 280G of the Internal Revenue Code, of such payments plus any other "parachute payments" under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times Mr. Lowery's "base amount," as defined in Section 280G of the Internal Revenue Code. Notwithstanding the foregoing, no restrictions in payments pursuant to the preceding sentence are to be applied to payments which do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Alberto-Culver Employee Stock Option Plan of 2003

        Pursuant to the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP, in the event of a change in control, as defined below, all outstanding options awarded under the ACSOP will immediately become fully exercisable. In the event of a change in control where the holders of shares of our Common Stock receive shares of registered common stock, all outstanding options awarded under the ACSOP will immediately be fully exercisable for the number and class of shares into which each outstanding share of our Common Stock will be converted pursuant to the change in control, and the purchase price per share will be appropriately adjusted. In the event of a change in control pursuant to which the holders of shares of our Common Stock receive consideration other than registered common stock, all outstanding options awarded under the ACSOP will be cancelled and the holders thereof will each receive a cash payment from us in an amount equal to the number of shares of our Common Stock underlying the options, multiplied by the excess, if any, of (i) the greater of (a) the highest price per share offered to our stockholders in connection with the change in control, or (b) the average of the high and low price for shares of our Common Stock on the NYSE on the date of the change in control over (ii) the purchase price per share of our Common Stock subject to the options.

        For purposes of the ACSOP, the term "change in control" generally means the first to occur of:

  •
  the acquisition (other than directly from us) by any person, other than us, our subsidiaries, or our employee benefit plans, of both (i) 20% or more of the voting power of our outstanding Common Stock, and (ii) voting power of our outstanding Common Stock in excess of the voting power held by (i) Leonard H. Lavin and Bernice E. Lavin, whom we refer to together as the Lavins, (ii) the descendants and spouses of the Lavins, (ii) the estates of the Lavins and those of their descendants and spouses, (iii) any trusts or similar arrangements for the benefit of either of the Lavins or their respective descendants and spouses, (iv) the Lavin Family Foundation, and (v) any other charitable organizations established by either of the Lavins or their respective descendants and spouses.

  •
  a change in the majority of our incumbent directors;

  •
  certain mergers or consolidations involving us or certain sales of substantially all of our assets; and

  •
  stockholder approval of our complete liquidation or dissolution.

        Pursuant to the ACSOP, if the employment of the holder of options awarded under the ACSOP is terminated:

  •
  due to the individual's death or disability, then the exercisable portion of the individual's options will generally remain exercisable until the earlier of 12 months and the expiration of their term, and any additional portion of the options that is not then exercisable will generally be forfeited and canceled as of the date of termination;

  •
  due to the individual's retirement, then the exercisable portion of the individual's options on the date of his or her retirement will generally remain exercisable until the earlier of 24 months and the expiration of their term, and any options that are not then exercisable will continue to vest pursuant to their vesting schedule and will remain exercisable until the earlier of five years from the date of grant and the expiration of their term;

  •
  following a change in control, any options to purchase shares of Common Stock held by the individual will terminate upon the earlier of three months after the termination of his or her employment and the expiration of their term; or

  •
  for any reason other than as described above, any options to purchase shares of Common Stock held by the individual will terminate as of the date of the termination of his or her employment, regardless of whether the options are exercisable at that time.

Award Agreement for Employees under the ACSOP

        When Messrs. Winterhalter, Golliher, Spinozzi and Lowery were awarded options to purchase shares of our Common Stock on December 4, 2006 under the ACSOP, and when Mr. Rea was awarded options to purchase shares of our Common Stock on January 12, 2007 under the ACSOP, each of them entered into an award agreement with us, which contained vesting provisions which differed in certain respects, as described below, from those contained in the ACSOP. Pursuant to such award agreements, if the individual's employment is terminated:

  •
  due to his retirement, then the exercisable portion of his options on the date of his or her retirement will generally remain exercisable until the earlier of 36 months and the expiration of their term, and any options that are not then exercisable will be forfeited;

  •
  without "cause," as defined in the ACSOP, the unexercised portion of any the options that becomes exercisable on the next vesting date after the date of termination will generally become immediately exercisable in full for a 90-day period and any additional portion of the options not then exercisable will generally be forfeited and canceled as of the date of the termination; or

  •
  due to his death or disability, then the unexercised portion of any the options that becomes exercisable on the next vesting date after the date of termination will generally become immediately exercisable in full for a 12-month period and any additional portion of the options not then exercisable will generally be forfeited and canceled as of the date of the termination

        In all other cases, the award agreements contain vesting provisions which are substantially similar to those contained in the ACSOP.

2003 Alberto-Culver Restricted Stock Plan

        Pursuant to the 2003 Alberto-Culver Restricted Stock Plan, or the RSP, in the event of a change in control, as defined below, all outstanding shares of restricted stock will immediately become fully vested.

        For purposes of the RSP, the term "change in control" generally means the first to occur of:

  •
  the acquisition (other than directly from us) by any person, other than us, our subsidiaries, or our employee benefit plans, of both (i) 20% or more of the voting power of our outstanding Common Stock, and (ii) voting power of our outstanding Common Stock in excess of the voting power held by (i) Leonard H. Lavin and Bernice E. Lavin, whom we refer to together as the Lavins, (ii) the descendants and spouses of the Lavins, (ii) the estates of the Lavins and those of their descendants and spouses, (iii) any trusts or similar arrangements for the benefit of either of the Lavins or their respective descendants and spouses, (iv) the Lavin Family Foundation, and (v) any other charitable organizations established by either of the Lavins or their respective descendants and spouses.

  •
  a change in the majority of our incumbent directors;

  •
  certain mergers or consolidations involving us or certain sales of substantially all of our assets; and

  •
  stockholder approval of our complete liquidation or dissolution.

        Pursuant to the RSP, if, prior to the removal of the restrictions on shares of restricted stock awarded to an individual under the RSP, the employment of the individual is terminated:

  •
  due to the individual's death or disability, then any uncompleted portion of a time period restriction or other forfeiture conditions may be waived by the Compensation Committee;

  •
  due to the individual's retirement, then any uncompleted portion of a time period restriction or other forfeiture condition will be waived and all the restricted stock held by the individual will immediately vest;

  •
  for any reason other than as described above, any shares subject to time period restrictions or other forfeiture conditions at the date of termination will automatically be forfeited.

Award Agreements for Employees under the RSP

        When Messrs. Winterhalter and Rea were awarded shares of restricted stock under the RSP on January 24, 2007 and January 12, 2007, respectively, each of them entered into an award agreement with us, which contained vesting provisions which differ in certain respects, as described below, from those contained in the RSP. Pursuant to the award agreements, if either individual's employment is terminated:

  •
  due to his death or disability, then the unvested portion of the restricted stock that vests on the next vesting date after the date of termination will generally vest immediately and any additional portion of the restricted stock not then vested will generally be forfeited and canceled as of the date of the termination; or

  •
  for any other reason, then any portion of the restricted stock not then vested will be forfeited and cancelled as of the date of the termination.

        In addition, pursuant to the award agreements, in connection with a "change in control," as defined in the RSP, any unvested portion of the restricted stock will immediately vest.

2007 Omnibus Plan

        As of September 30, 2007, the only type of award that had been granted to our named executive officers pursuant to the 2007 Omnibus Plan was options to purchase shares of our Common Stock. Pursuant to the 2007 Omnibus Plan, in the event of a change in control, as defined below, unless otherwise expressly provided by the Compensation Committee, all outstanding options will become fully exercisable as of the date of the transaction or, at the discretion of the Compensation Committee, each outstanding option will be canceled in exchange for an amount equal to the product of (i) the excess, if any, of the price per share on a fully-diluted basis offered in conjunction with the change in control transaction over the exercise price for the option, multiplied by (ii) the aggregate number of shares of Common Stock covered by the option.

        For purposes of the 2007 Omnibus Plan, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or the Parallel Fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or

  •
  our liquidation or dissolution.

        Pursuant to the 2007 Omnibus Plan, if the employment of the holder of an option awarded under the 2007 Omnibus Plan is terminated:

  •
  for "cause," then the unexercised portion of an option to purchase shares of our Common Stock will generally terminate;

  •
  due to the individual's death or disability, the exercisable portion of any options will generally remain exercisable until the earlier of 12 months and the expiration of their term, the unexercised portion of any the options that becomes exercisable on the next vesting date after the date of termination will generally become immediately exercisable in full for a 12-month period and any additional portion of the options not then exercisable will generally be forfeited and canceled as of the date of the termination;

  •
  due to the individual's retirement (as defined in the 2007 Omnibus Plan), any options that are exercisable on the date of retirement will generally remain exercisable until the earlier of 12 months from the date of retirement and the expiration of their term and any options that are not then exercisable will generally be forfeited and canceled as of the date of the termination;

  •
  for any reason other than as described above, any options that are exercisable on the date of termination will generally remain exercisable until the earlier of the 60th day following the termination and the expiration of their term and any options that are not then exercisable will be forfeited and canceled as of the date of the termination.

        In addition, the 2007 Omnibus Plan contains certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants which apply to the holder of an option during the term of the individual's employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be canceled upon the first date of the violation and, in the case of the termination of the individual's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the individual realized from exercising all or a portion of the options within the period commencing six months prior to the termination of the individual's employment and ending on the one-year date. In addition, the 2007 Omnibus Plan provides that, in the event that the individual's service with us is terminated as a result of the individual's retirement (as defined in the 2007 Omnibus Plan) and the individual agrees to be bound by the restrictive covenants described above, then for the three-year period following the individual's retirement, the individual will continue to vest in the portion of the options that were not vested and exercisable as of the date of the individual's retirement as if the individual's service had not terminated, unless the individual violates any of the restrictive covenants during the three-year period, in which case all options (vested or unvested) will be immediately forfeited and cancelled. This provision does not apply to the restricted stock awards made under the 2007 Omnibus Plan.

Stock Option Agreement for Employees under the 2007 Omnibus Plan

        When Messrs. Winterhalter, Rea, Golliher, Spinozzi and Lowery were awarded options to purchase shares of our Common Stock on April 26, 2007 under the 2007 Omnibus Plan, each of them entered into a stock option agreement with us, which contained vesting provisions substantially similar to those contained in the 2007 Omnibus Plan.

POTENTIAL REALIZABLE VALUE OF EQUITY AWARDS UPON A CHANGE IN CONTROL WITHOUT TERMINATION

        Under the ACSOP, the RSP and the 2007 Omnibus Plan, in the event of a "change in control," as such term is defined in each such plan, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to our named executive officers pursuant to the ACSOP, the RSP and the 2007 Omnibus Plan, assuming that:

  •
  an event which has constituted a "change in control" under each of the ACSOP, the RSP and the 2007 Omnibus Plan, each as described above, was consummated on September 28, 2007, the last business day of fiscal 2007.

  •
  with respect to options awarded pursuant to the ACSOP, the "change in control" involved a transaction pursuant to which the holders of shares of our Common Stock received consideration other than registered stock;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 28, 2007; and

  •
  each named executive officer sold the shares of our Common Stock underlying their previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 28, 2007.

Name	Amount Payable(1)

Gary G. Winterhalter	$1,690,000

David L. Rea	$1,417,500

John H. Golliher	$0

Michael G. Spinozzi	$0

Bennie L. Lowery	$0

(1)
Calculated in accordance with SEC rules by reference to the closing price for our Common Stock on the NYSE on September 28, 2007, which was $8.45. With respect to outstanding options awarded pursuant to the ACSOP, assuming that the highest price per share offered to our stockholders in connection with the change in control was equal to the average of the high and low price for shares of our Common Stock on the NYSE on September 28, 2007, the date of the change in control, or $8.54, in accordance with the ACSOP, the amounts payable to Messrs. Winterhalter, Rea, Golliher, Spinozzi and Lowery would be $1,690,000, $1,435,500, $0, $0 and $0, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The following table provides quantitative disclosure of the estimated payments that would be made to our named executive officers under their severance agreements and, as applicable, their termination agreements, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards which were accelerated in connection with the termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 28, 2007, the last business day of fiscal year 2007;

  •
  with respect to the columns in the following table which reflect amounts which would have been received based on a termination of employment in connection with a "change in control," that the named executive officer's employment with us was terminated in connection with an event which constituted a "change in control" under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 28, 2007 has been fully paid to each such individual

  •
  with respect to options awarded pursuant to the ACSOP, the "change in control" involved a transaction pursuant to which the holders of shares of our Common Stock received consideration other than registered stock;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  each named executive officer exercised all options which were accelerated by virtue of the termination at the closing price for shares of our Common Stock on the NYSE on September 28, 2007, which was $8.45, but only to the extent that the exercise price of such options did not equal or exceed $8.45; and

  •
  each named executive officer sold the shares of our Common Stock underlying the shares of restricted stock with respect to which vesting was accelerated by virtue of the termination at the closing price for shares of our Common Stock on the NYSE on September 28, 2007, which was $8.45.

        In addition, the amounts presented in the following table do not reflect amounts each named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Fiscal 2007 Summary Compensation Table," "Outstanding Equity Awards at 2007 Fiscal Year End Table," and "Option Exercises and Stock Vested In Fiscal Year 2007," located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2007

			No Change in Control — Voluntary Termination				Change in Control — Termination w/o Cause or for Good Reason	Change in Control — Termination w/ Cause or w/o Good Reason
					No Change in Control — Termination Due to Death	No Change in Control — Termination Due to Disability
No Change in Control — Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G. Winterhalter President and Chief Executive Officer	Prorata bonus(1)
Severance pay
Bonus payment(2)
Stock option vesting(3)
Restricted stock vesting(4)
Health care benefits continuation(5)
Health care benefits lump sum value(6)
Accrued vacation(7)
Exec Outplacement
	TOTAL VALUE	0 2,167,750 1,219,322 0 0 13,484 18,328 120,796 12,000 3,551,680	0 2,167,750 1,219,322 0 0 13,484 18,328 120,796 12,000 3,551,680	0 0 0 0 0 0 0 120,796 0 120,796	0 0 0 0 338,000 0 0 120,796 0 458,796	0 2,167,750 1,219,322 0 338,000 13,484 18,328 0 12,000 3,768,884	470,250 2,167,750 1,219,322 0 1,690,000 22,385 0 120,796 0 5,690,503	0 0 0 0 0 0 0 120,796 0 120,796
David L. Rea(8) Senior Vice President Chief Financial Officer
Prorata bonus(1)
Severance pay
Bonus payment(2)
Stock option vesting(3)
Restricted stock vesting(4)
Health care benefits continuation(5)
Health care benefits lump sum value(6)
Accrued vacation(7)
Exec Outplacement
	TOTAL VALUE	0 450,000 270,000 0 0 0 0 35,913 0 755,913	0 0 0 0 0 0 0 35,913 0 35,913	0 0 0 0 0 0 0 35,913 0 35,913	0 0 0 37,500 253,500 0 0 35,913 0 326,913	0 0 0 37,500 253,500 0 0 0 0 291,000	126,796 895,500 0 150,000 1,267,500 21,718 0 35,913 0 2,497,427	0 0 0 0 0 0 0 35,913 0 35,913
John R. Golliher President, Beauty Systems Group
Prorata bonus(1)
Severance pay
Bonus payment(2)
Stock option vesting(3)
Restricted stock vesting(4)
Health care benefits continuation(5)
Health care benefits lump sum value(6)
Accrued vacation(7)
Exec Outplacement
	TOTAL VALUE	0 0 0 0 0 0 0 39,688 0 39,688	0 0 0 0 0 0 0 39,688 0 39,688	0 0 0 0 0 0 0 39,688 0 39,688	0 0 0 0 0 0 0 39,688 0 39,688	0 0 0 0 0 0 0 0 0 0	113,100 646,750 134,843 0 0 20,900 0 39,688 0 955,281	0 0 0 0 0 0 0 39,688 0 39,688
Michael G. Spinozzi President, Sally Beauty Supply
Prorata bonus(1)
Severance pay
Bonus payment(2)
Stock option vesting(3)
Restricted stock vesting(4)
Health care benefits continuation(5)
Health care benefits lump sum value(6)
Accrued vacation(7)
Exec Outplacement
	TOTAL VALUE	0 0 0 0 0 0 0 26,142 0 26,142	0 0 0 0 0 0 0 26,142 0 26,142	0 0 0 0 0 0 0 26,142 0 26,142	0 0 0 0 0 0 0 26,142 0 26,142	0 0 0 0 0 0 0 0 0 0	259,749 746,250 509,804 0 0 21,170 0 26,142 0 1,563,115	0 0 0 0 0 0 0 26,142 0 26,142
Bennie L. Lowery Senior Vice President and General Merchandise Manager, Beauty Systems Group
Prorata bonus(1)
Severance pay
Bonus payment(2)
Stock option vesting(3)
Restricted stock vesting(4)
Health care benefits continuation(5)
Health care benefits lump sum value(6)
Accrued vacation(7)
Exec Outplacement
	TOTAL VALUE	0 804,723 500,552 0 0 4,630 0 21,753 12,000 1,343,658	0 804,723 500,552 0 0 4,630 0 21,753 12,000 1,343,658	0 0 0 0 0 0 0 21,753 0 21,753	0 0 0 0 0 0 0 21,753 0 21,753	0 804,723 500,552 0 0 4,630 0 0 12,000 1,321,905	127,981 804,723 500,552 0 0 9,085 0 21,753 0 1,464,094	0 0 0 0 0 0 0 21,753 0 21,753

Notes:

  (1)
  Based on bonus earned for fiscal year 2007, which was paid in the first quarter of fiscal 2008.

  (2)
  Based on the average annual bonus paid in the five fiscal years prior to fiscal 2007. With respect to Mr. Spinozzi, who commenced his employment with us in May, 2006, the bonus amount is based on the partial year bonus earned by Mr. Spinozzi in fiscal year 2006, in accordance with the provisions of the severance agreement that we have entered into with Mr. Spinozzi.

  Mr. Rea commenced his employment with us in January, 2007 and, accordingly, did not receive any bonus payments from us prior to fiscal year 2007.

  (3)
  Value of stock options has been determined by reference to the closing price for shares of our Common Stock on the NYSE on September 28, 2007, the last trading day of our 2007 fiscal year, which was $8.45. The exercise price of the unexercised options held by our named executive officers which were awarded under the ACSOP and the 2007 Omnibus Plan (other than with respect to the options awarded to Mr. Rea on January 15, 2007 under the ACSOP) were higher than the closing price for shares of our Common Stock on the NYSE on September 28, 2007, the last day of our 2007 fiscal year.

  (4)
  Value of restricted stock has been determined by reference to the closing the price for shares of our Common Stock on the NYSE on September 28, 2007, the last trading day of our 2007 fiscal year, which was $8.45.

  (5)
  Value of health care continuation based on our cost of the benefit net of the employee's contribution and is based on the level of medical coverage selected (employee only, employee plus one, or family) and the level of life insurance and disability coverage provided, which is a function of salary up to the limits of the applicable benefit.

  (6)
  Value of health care lump sum is based on our full cost of the medical benefit and based on the level of medical coverage selected (employee only, employee plus one, or family).

  (7)
  The value of accrued vacation is based on the number of accrued vacation hours available for the individual as of September 30, 2007, multiplied by the equivalent hourly rate for the executive's base salary.

  (8)
  The payments represented in the "Change of Control" columns for Mr. Rea would need to be reduced pursuant to a "gross down" provision in his Severance Agreement which requires that any parachute payments made in connection with a change in control will be reduced to the extent needed to have the payments fall within the safe harbor limitations of Section 280G of the Internal Revenue Code. Although each of our named executive officers has a similar provision in their Severance Agreements, none was similarly affected as of the date of these calculations.

Executive Officer Indemnification Agreements

        In December 2006, the Board of Directors, upon the recommendation of outside legal counsel and as part of the incentive package promised to attract the members of the new Board of Directors, provided each member of the Board with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this proxy statement for a description of these arrangements. As a member of the Board, Mr. Winterhalter was provided with an indemnification agreement.

        On January 12, 2007, the Compensation Committee of the Board approved and authorized us to enter into an indemnification agreement with David L. Rea, our Senior Vice President and Chief Financial Officer. The indemnification agreement is intended to provide Mr. Rea with the maximum protection available under applicable law in connection with his services to us.

        The indemnification agreement is substantially similar to the Form of Director Indemnification Agreement between us and each of our directors. The indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify Mr. Rea if, by reason of his corporate status as an officer, he incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, the indemnification agreement provides for the advancement of expenses incurred by Mr. Rea, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. The indemnification agreement also requires that we cover Mr. Rea under liability insurance available to any of our directors, officers or employees.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 28, 2007), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 55, is our President and Chief Executive Officer, as well as a director. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings since May 2005. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply /BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        David L. Rea, 47, is our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Rea served as President and Chief Operating Officer of La Quinta Corporation ("LQ Corporation") and La Quinta Properties, Inc. ("LQ Properties"), owners/operators of limited-services hotels, from February 2005 until January 2006. Prior to that, he served as Executive Vice President and Chief Financial Officer of LQ Corporation and LQ Properties from June 2000 until February 2005. Mr. Rea also served as the Treasurer of LQ Corporation and of LQ Properties from June 2000 to January 2002. Prior to joining LQ Corporation, Mr. Rea served as Chief Financial Officer of the start-up e-commerce company, SingleSourceIT.com. Prior to that, he was with Red Roof Inns, Inc. from 1996 through 1999, where he served in various roles, including Executive Vice President, Chief Financial Officer and Treasurer. From 1995 through 1996, he served as Vice President of Finance at DeBartolo Realty Corporation. From 1986 through 1995, Mr. Rea held various investment management related positions with T. Rowe Price Associates, an investment firm.

        John R. Golliher, 55, is the President of Beauty Systems Group LLC. Prior to our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group since July 2006. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Bennie L. Lowery, 57, is our Senior Vice President and General Merchandise Manager of Beauty Systems Group. Prior to our separation from Alberto-Culver, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Beauty Systems Group since May 2006. From October 1993 to May 2006, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Sally Beauty Supply.

        W. Richard Dowd, 65, is our Senior Vice President, Distribution and Chief Information Officer. From November 1997 to the present, Mr. Dowd served as Sally Beauty Company, Inc.'s Senior Vice President, Distribution and Chief Information Officer.

        Neil B. Riemer, 56, is President of Armstrong McCall, L.P. Prior to our separation from Alberto-Culver, Mr. Riemer served as President of Armstrong McCall since October 2004. From October 2002 to September 2004, Mr. Riemer served as Vice President, Franchise Development of Armstrong McCall. From December 2001 to October 2002, Mr. Riemer served as Vice President, Purchasing of Armstrong McCall. Prior to that, Mr. Riemer served as Executive Vice President, Administration of Armstrong McCall.

        Raal H. Roos, 55, is our Senior Vice President, General Counsel and Secretary. Mr. Roos became Senior Vice President in December 2006 and was appointed Vice President, General Counsel and Secretary in connection with our separation from Alberto-Culver in November 2006. Prior to our separation from Alberto-Culver, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Company, Inc.'s Vice President, General Counsel and Secretary since October 2004. Prior to that, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Company, Inc.'s Vice President, General Counsel and Assistant Secretary from October 2000 to October 2004.

        Michael G. Spinozzi, 48, is President of Sally Beauty Supply LLC. Prior to our separation from Alberto-Culver, Mr. Spinozzi served as President of Sally Beauty Supply since May 2006. Prior to that, Mr. Spinozzi served in several capacities at Borders Group, Inc., an operator of books, music and movie superstores and mall-based bookstores, most recently as Executive Vice President from March 2001 to February 2006.

        Mark J. Flaherty, 44, is our Vice President, Chief Accounting Officer and Controller. Prior to October of 2007, Mr. Flaherty served as Chief Financial Officer of Tandy Brands Accessories, Inc from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brand's Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 20, 2007, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 20, 2007, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 20, 2007, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210-6802.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	728,559	(3)	*
W. Richard Dowd	215,138	(4)	*
Mark J. Flaherty	0		*
John R. Golliher	127,179	(5)	*
Bennie L. Lowery	199,348	(6)	*
David L. Rea	250,000	(7)	*
Neil B. Riemer	82,688	(8)	*
Gary T. Robinson	750	(9)
Raal H. Roos	59,090	(10)	*
Michael G. Spinozzi	106,045	(11)	*
Kathleen J. Affeldt	4,764	(12)	*
Marshall E. Eisenberg	54,764	(13)	*
James G. Berges	0		*
Donald J. Gogel	0		*
Robert R. McMaster	34,764	(14)	*
Walter L. Metcalfe, Jr.	9,764	(15)	*
Martha Miller de Lombera	4,764	(12)	*
John A. Miller	221,643	(16)	*
Edward W. Rabin	116,764	(17)	*
Richard J. Schnall	0		*
All directors and executive officers as a group (20 persons)	2,216,024	(18)	1.21%

CDR Investors 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803	86,362,971	(19)	47.60%
Carol L. Bernick c/o Alberto-Culver Company 2525 Armitage Avenue Melrose Park, Illinois 60160	12,624,168	(20)	6.96%
O.S.S. Capital Management LP and affiliates 598 Madison Avenue New Your, New York 10022	9,229,300	(21)	5.09%

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 263,390 shares of Common Stock, 200,000 shares of restricted Common Stock, 2,669 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 262,500 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 66,102 shares of Common Stock held jointly with his wife, 10,470 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 138,566 shares subject to stock options exercisable currently or within 60 days.

(5)
Includes 910 shares of Common Stock, 1,022 shares of Common Stock held jointly with his wife, 30,000 shares of restricted Common Stock, 1,088 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 94,159 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 4,334 shares of Common Stock, 20,000 shares of restricted Common Stock and 175,014 shares subject to stock options exercisable currently or within 60 days.

(7)
Includes 150,000 shares of restricted Common Stock and 100,000 shares subject to stock options exercisable currently or within 60 days.

(8)
Includes 375 shares of Common Stock, 5,596 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 76,717 shares subject to stock options exercisable currently or within 60 days.

(9)
Based upon that certain Form 4 filed by Mr. Robinson on November 20, 2006 and the Corporation's stock records. Includes 750 shares of Common Stock.

(10)
Includes 10,375 shares of Common Stock, 594 shares held as a participant Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 48,121 shares subject to stock options exercisable currently or within 60 days.

(11)
Includes 5,000 shares of Common Stock, 30,000 shares of restricted Common Stock and 71,045 shares subject to stock options exercisable currently or within 60 days.

(12)
Represents shares subject to stock options exercisable currently or within 60 days.

(13)
Includes 50,000 shares of Common Stock and 4,764 shares subject to stock options exercisable currently or within 60 days.

(14)
Includes 30,000 shares of Common Stock and 4,764 shares subject to stock options exercisable currently or within 60 days.

(15)
Includes 5,000 shares of Common Stock and 4,764 shares subject to stock options exercisable currently or within 60 days.

(16)
Includes 146,750 shares of Common Stock, 6,000 shares held as a custodian for minor children, 3,000 shares held by his child in joint tenancy with right of survivorship, and 65,893 shares subject to stock options exercisable currently or within 60 days.

(17)
Includes 100,000 shares of Common Stock held by such person as trustee of trust for benefit of himself, 12,000 shares of Common Stock held by wife and 4,764 shares subject to stock options exercisable currently or within 60 days.

(18)
Includes 705,008 shares of Common Stock, 430,000 shares of restricted Common Stock, 20,417 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 1,060,599 shares subject to stock options exercisable currently or within 60 days. Such persons have shared voting and investment power as to 67,124 shares.

(19)
Based solely on information provided on that certain Schedule 13D (Amendment No. 1) dated November 16, 2006, which reflects sole voting power with respect to 0 shares, shared voting power with respect to 85,795,405 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 85,795,405 shares beneficially owned by CDRS Acquisition LLC ("CDRS"); Clayton Dubilier and Rice Fund VII, L.P ("Fund VII"), as the result of its position as the sole member of CDRS; CD&R Associates VII, Ltd. ("Associates VII"), as the result of its position as the general partner of Fund VII; CD&R Associates VII, L.P. ("Associates VII LP"), as the result of its position as the sole shareholder of Associates VII; and CD&R Investment Associates VII, Ltd., as the result of its position as the general partner of Associates VII LP and sole voting power with respect to 0 shares, shared voting power with respect to 567,566 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 567,566 shares beneficially owned by Parallel Fund and CD&R Parallel Fund Associates VII Ltd, as the result of its position as the general partner of Parallel Fund.

(20)
Based on information provided on that certain Schedule 13G dated November 16, 2006 and provided by Carol L. Bernick to the Corporation as of November 26, 2007, which reflects sole voting power with respect to 4,709,471 shares, shared voting power with respect to 7,914,697 shares, sole dispositive power with respect to 10,472,001 shares and shared dispositive power with respect to 2,152,167 shares beneficially owned by Carol L. Bernick of which 5,709,471 shares are held by such person as trustee or co-trustee of trusts for the benefit of Leonard H. Lavin and his wife Bernice E. Lavin (deceased) and their descendants, including Ms. Bernick, 5,762,530 shares are held by a family partnership and 1,152,167 shares held by family foundations.

(21)
Based solely on information provided on that certain Schedule 13G dated June 8, 2007, which reflects sole voting power with respect to 0 shares, shared voting power with respect to 364,763 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 364,763 shares beneficially owned by Oscar S. Schafer & Partners I LP ("OSS I"); sole voting power with respect to 0 shares, shared voting power with respect to 3,928,996 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 3,928,996 shares beneficially owned by Oscar S. Schafer & Partners II LP ("OSS II") (OSS I and OSS II are hereinafter referred to as the "Partnerships"); sole voting power with respect to 0 shares, shared voting power with respect to 4,293,759 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 4,293,759 shares beneficially owned by O.S.S. Advisors LLC (the "General Partner") as a result of its position as the general partner of each of the Partnerships; sole voting power with respect to 0 shares, shared voting power with respect to 4,741,986 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 4,741,986 shares beneficially owned by O.S.S. Overseas Fund Ltd. ("OSS Overseas") (a Cayman Island exempt company, whose principal office is located at SEI Investments Global (Cayman) Limited, Harbor Place, 5th Floor, South Church Street, P.O. Box 30464 SMB, Grand Cayman, Cayman Islands, British West Indies); sole voting power with respect to 0 shares, shared voting power with respect to 9,229,300 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 9,229,300 shares beneficially owned by O.S.S. Capital Management LP (the "Investment Manager") as a result of its position as investment manager, management company to OSS Overseas and the Partnerships, respectively, and its investment discretion with respect to shares held by them, with respect to shares held by OSS Overseas and the Partnerships; sole voting power with respect to 0 shares, shared voting power with respect to 9,229,300 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 9,229,300 shares beneficially owned by Schafer Brothers LLC ("SB LLC") as a result of its position as the general partner to the Investment Manager; and sole voting power with respect to 0 shares, shared voting power with respect to 9,229,300 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 9,229,300 shares beneficially owned by Oscar S. Schafer as a result of his position as the senior managing member of the General Partner and of SB LLC with respect to shares of Common Stock directly owned by the Partnerships and OSS Overseas.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2007, all Section 16(a) filing requirements were complied with.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, Marshall E. Eisenberg and John A. Miller as audit committee financial experts under the SEC's guidelines. The Corporation was a wholly-owned subsidiary of Alberto-Culver Company during the fiscal year ended September 30, 2006. The Audit Committee was formed in connection with the separation of the Corporation from Alberto-Culver Company on November 16, 2006.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at www.sallybeautyholdings.com. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this Report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The external auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its Charter, the Audit Committee has evaluated KPMG's qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established in its Charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this proxy statement under the caption "Proposal 2 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG.

        In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation's audited financial statements for the year ended September 30, 2007. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, Communication with Audit Committees, as amended. In addition, the Audit Committee has received from the external auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the external auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Robert R. McMaster (Chair) Marshall E. Eisenberg Walter L. Metcalfe, Jr. John A. Miller

PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2008. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG or billed to Alberto-Culver for our benefit with respect to the years ended September 30, 2007 and September 30, 2006 were as follows:

	Year Ended September 30, 2007	Year Ended September 30, 2006
Audit Fees(1)	$2,179,000	$864,000
Audit-Related Fees(2)	87,500	—
Tax Fees(3)	23,636	355,000
All Other Fees	—	—

Total Fees(4)	$2,290,136	$1,219,000

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Audit-related fees consist of fees for audits of the Corporation's employee benefit plans.

(3)
Tax fees consist of fees for tax consultation and tax compliance services.

(4)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2007 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.    Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG through November 16, 2006 was approved in advance by Alberto-Culver's Audit Committee. From and after November 16, 2006, our Audit Committee approved all audit and permissible non-audit fees during fiscal year 2007.

        The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit

Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

STOCKHOLDER PROPOSALS

        Our Second Amended and Restated By-Laws provide that, in the event that the date of our annual meeting will not change by more than 30 days from the anniversary date of our previous annual meeting, notice of a stockholder proposal, to be timely, must be received by our Corporate Secretary not more than 120 days and not less than 90 days in advance of the anniversary date of the annual meeting in order to be included in our proxy materials. As such, stockholder proposals to be presented at the 2009 annual meeting of stockholders must be received by the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210 no earlier than September 26, 2008 and no later than October 26, 2008 if such proposal is to be considered for inclusion on our proxy materials for such meeting. If we do not receive notice of any stockholder proposal on or before October 26, 2008, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by the Board of Directors for the 2009 Annual Meeting may exercise discretionary voting power with respect to such proposal.

        A copy of the Second Amended and Restated By-Laws may be obtained on the governance section of our Web site at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at 1 (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail for our 2009 Annual Meeting of stockholders and beyond. This Notice of Annual Meeting and Proxy Statement and our 2007 Annual Report on Form 10-K are available on our Web site at www.sallybeautyholdings.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site. Please contact our Investor Relations department (contact information above) if you would like to receive future proxy materials electronically.

        Stockholders of Record:    If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary
December 7, 2007

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
 Proxies submitted by the Internet or telephone must be received 1:00 a.m., Central Time, on January 24, 2008.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Directors Nominees:	01—Kathleen J. Affeldt 04—Gary G. Winterhalter	02—Walter L. Metcalfe, Jr.	03—Edward W. Rabin
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐ For All Except—	To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
2. Ratification of the Selection of KPMG LLP as the Corporation's Independent Registered Public Accounting Firm for the fiscal year 2008.	For ☐	Against ☐	Abstain ☐
B Non-Voting Items
Change of Address—Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐
C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

Admission Ticket

Annual Meeting of Stockholders
of
Sally Beauty Holdings, Inc
Thursday, January 24, 2008
9 A.M. CST
SALLY SUPPORT CENTER
3001 Colorado Boulevard
Denton, Texas 76210

This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card.
Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Sally Beauty Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors
of Sally Beauty Holdings, Inc.

The undersigned hereby appoints Mark J. Flaherty and J. Gregory Coffey, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 24, 2008, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations in the Proxy Statement: for all nominees for election of directors and for proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgements. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number.

Please mark, sign and date on the reverse side.